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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

(Name of Registrant as Specified In Its Charter)

COOPER INDUSTRIES, LTD.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

March 14, 2006
Dear Shareholder:
On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Cooper Industries’ shareholders. The meeting will be held on Tuesday, April 25, 2006, at 11:00 a.m. at Cooper’s corporate office, Main Conference Room, 54th floor, Chase Tower, 600 Travis Street, Houston, Texas.
The notice of meeting and proxy statement following this letter describe the business to be conducted at the meeting, including the election of three directors.
Your vote is important. Please take a moment now to vote your proxy over the Internet, by telephone or by signing and returning your proxy card in the envelope provided, even if you plan to attend the meeting. Your proxy card and the Notice of Annual Meeting on the inside cover of this proxy statement include instructions on how to vote your shares over the Internet, by telephone or by written proxy. If you elected to receive your proxy statement electronically, you will not receive a proxy card and must vote via the Internet or by telephone. If you have Internet access, we encourage you to vote over the Internet. It is convenient for you and saves your company significant postage and processing costs.
The Board of Directors appreciates and encourages shareholder participation. Thank you for your continued support.
Sincerely,
Kirk S. Hachigian
Chairman, President and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
COOPER INDUSTRIES, LTD.
P.O. Box 4446
Houston, Texas 77210

TIME	11:00 a.m. on Tuesday, April 25, 2006.

PLACE	Chase Tower, 54th floor, 600 Travis Street, Houston, Texas. Free parking is available at the J.P. Morgan Chase Center, which is located at 601 Travis Street.

ITEMS OF BUSINESS	1.	Elect three directors for the term expiring at the 2009 Annual Meeting of Shareholders.

	2.	Appoint Ernst & Young LLP as our independent auditors for the year ending December 31, 2006 and authorize the Audit Committee of the Board of Directors to determine their remuneration.

	3.	Approve the Amended and Restated Management Annual Incentive Plan.

	4.	Approve the Amended and Restated Directors’ Stock Plan.

	5.	If presented at the meeting, consider and vote upon a shareholder proposal requesting Cooper to implement a code of conduct based on international labor organization human rights standards.

	6.	Consider any other matters to come properly before the meeting or any adjournment thereof.

RECORD DATE	Holders of Class A common shares of record at the close of business on March 1, 2006, may vote at the meeting.

FINANCIAL STATEMENTS	Our audited financial statements for the year ended December 31, 2005, and the related Management’s Discussion and Analysis of Financial Condition and
Results of Operations are included in our Form 10-K, which is contained in the
Annual Report that you received in this mailing.

VOTING YOUR PROXY	In order to avoid additional soliciting expense to Cooper, please vote your proxy as soon as possible, even if you plan to attend the meeting. Shareholders of record can vote by one of the following methods:

1.	CALL 1-800-652-8683 from the U.S. and Canada (this call is free) or from all other countries dial the international access code plus 1-781-575-2300 to vote by telephone anytime up to 12:00 midnight New York time on April
24, 2006; OR

	2.	GO TO THE WEBSITE: www.computershare.com/expressvote to vote over the Internet anytime up to 12:00 midnight New York time on April 24, 2006; OR

	3.	MARK, SIGN, DATE AND RETURN your proxy card in the enclosed postage-paid envelope. If you are voting by telephone or the Internet, please do not mail your proxy card.

By order of the Board of Directors:

Terrance V. Helz Associate General Counsel and Secretary
Houston, Texas
March 14, 2006

PROXY STATEMENT
     We have sent you this booklet and proxy card because the Board of Directors of Cooper Industries, Ltd. (“Cooper”) is soliciting your proxy to vote at our 2006 Annual Meeting of Shareholders on April 25, 2006. This booklet contains information about the items being voted on at the Annual Meeting and information about Cooper.
QUESTIONS AND ANSWERS
What may I vote on?
•	The election of three nominees to serve on our Board of Directors;
•	The appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2006 and authorization of the Audit Committee of the Board of Directors to determine their remuneration;
•	The approval of the Amended and Restated Management Annual Incentive Plan;
•	The approval of the Amended and Restated Directors’ Stock Plan; and
•	If presented, a shareholder proposal requesting Cooper to implement a code of conduct based on international labor organization human rights standards.
How does the Board recommend I vote on the proposals?
The Board recommends voting:
•	FOR each of the nominees for the Board of Directors;
•	FOR the appointment of Ernst & Young LLP as our independent auditors;
•	FOR the approval of the Amended and Restated Management Annual Incentive Plan;
•	FOR the approval of the Amended and Restated Directors’ Stock Plan; and
•	AGAINST the shareholder proposal requesting Cooper to implement a code of conduct based on international labor organization human rights standards.
Who is entitled to vote?
Holders of Class A common shares as of the close of business on March 1, 2006 may vote at the Annual Meeting.
How do I vote?
You may vote your shares by means of a proxy using one of the following three methods of voting:
•	electronically using the Internet,
•	by telephone, or
•	by signing and dating the enclosed proxy card and returning it in the prepaid envelope.
The instructions for these three methods are contained on the Notice of Annual Meeting which immediately follows the cover page of this proxy statement and also on the enclosed proxy card. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted as recommended by the Board of Directors. The giving of such proxy does not affect your right to vote in person if you attend the meeting.

Can I revoke my proxy card?
Whichever voting method you use, you have the right to revoke your proxy at any time before the meeting by:
•	filing with Cooper’s Corporate Secretary an instrument revoking your proxy;
•	attending the meeting and giving notice of revocation; or
•	submitting a later-dated proxy by any of the three voting methods described above.
Is my vote confidential?
Proxy cards, proxies delivered by Internet or telephone, ballots and voting tabulations that identify individual shareholders are mailed or returned directly to an independent inspector of election and handled in a manner that protects your voting privacy. The independent inspector of election will count the votes. We have adopted a confidential voting policy which provides that your vote will not be disclosed except: (1) to respond to written comments on the proxy card; (2) as required by law; or (3) in other limited circumstances, such as a proxy contest in opposition to the Board.
What shares are included on my proxy card?
The shares listed on your proxy card represent ALL of your record shares, including the following, as applicable:
•	shares held in the Cooper Dividend Reinvestment and Stock Purchase Plan;
•	shares held in custody for your account by Investors Bank and Trust Company, as Trustee of the Cooper Industries Retirement Savings and Stock Ownership Plan (“CO-SAV”); and
•	shares acquired through Cooper’s Employee Stock Purchase Plan that are being held in a book-entry account at Computershare Trust Company, N.A., Cooper’s transfer agent (formerly known as EquiServe Trust Company, N.A.).
If you do not properly submit your proxy by one of the three methods described above, your shares (except for CO-SAV) will not be voted. See the question below for an explanation of the voting procedure for CO-SAV shares. If you hold shares in a broker account, you will receive a separate proxy card and instructions from your broker.
How is Cooper Stock in CO-SAV voted?
If you hold Cooper Class A common shares through CO-SAV, you must instruct the CO-SAV Trustee, Investors Bank and Trust Company, how to vote your shares. If you do not properly submit your proxy by one of the three methods described above (or if you submit your proxy with an unclear voting designation, or with no voting designation at all), then the Trustee will vote the shares in your CO-SAV account in proportion to the way the other CO-SAV participants voted their shares. The Trustee will also vote Class A common shares not yet allocated to participants’ accounts in proportion to the way that CO-SAV participants voted their shares. CO-SAV votes receive the same confidentiality as all other shares voted.
How many shares can vote?
As of the March 1, 2006 record date, 102,665,473 Class A common shares were issued and outstanding. These are the only securities entitled to vote. Each holder of Class A common shares is entitled to one vote for each share held. Certain wholly-owned subsidiaries of Cooper held 10,250,101 Class A common shares on March 1, 2006. A voting agreement requires that the Class A common shares held by the Cooper subsidiaries will be voted (or abstained from voting) in the same proportion as the Class A common shares held by other shareholders. As a result, the voting of shares held by Cooper subsidiaries does not dilute the voting power of other shareholders. Cooper’s Class B common shares, which are held by a Cooper subsidiary, have no vote on the matters presented at this meeting.

What vote is required for approval?
Provided a quorum is present, the election of a director requires a plurality of the votes cast by shareholders represented in person or by proxy and entitled to vote at the meeting. The appointment of the independent auditors and the approval of the Amended and Restated Management Annual Incentive Plan, the Amended and Restated Directors’ Stock Plan and the shareholder proposal require the affirmative vote of a majority of the shares represented in person or by proxy at the meeting and entitled to vote on such matters. Abstentions have the same effect as a vote against the proposal. Broker nonvotes are not counted for purposes of voting, but are counted for purposes of a quorum.
What is a “quorum”?
A “quorum” is a majority of the issued and outstanding Class A common shares. Shareholders may represent their shares by attending the meeting or their shares may be represented at the meeting by proxy. There must be a quorum for the meeting to be held. If you submit a valid proxy by any of the described methods, even if you abstain from voting, then you will be considered part of the quorum.
Who can attend the Annual Meeting?
If you own Cooper shares on March 1, 2006, you may attend the Annual Meeting. Please indicate on your proxy if you plan to attend. If your shares are held through a broker and you would like to attend, please write to Terrance V. Helz, Associate General Counsel and Secretary, Cooper Industries, Ltd., 600 Travis Street, Suite 5800, Houston, Texas 77002, or bring proof of ownership to the meeting.
How will voting on any other business be conducted?
Although we do not know of any other business to be considered at the 2006 Annual Meeting, if any other business is presented at the Annual Meeting, your proxy will be voted as determined by the persons voting the proxies.
When are the shareholder proposals for the 2007 Annual Meeting due?
All shareholder proposals must be submitted in writing to Terrance V. Helz, Associate General Counsel and Secretary, Cooper Industries, Ltd., 600 Travis Street, Suite 5800, Houston, Texas 77002. Any shareholder who intends to present a proposal at the 2007 Annual Meeting of Shareholders must deliver the proposal to us so that it is received no later than November 14, 2006, to have the proposal included in our proxy materials for that meeting. Shareholder proposals must also meet other requirements of the Securities and Exchange Act of 1934 to be eligible for inclusion. If a shareholder proposal is received after January 28, 2007, the persons voting the proxies may vote in their discretion on such proposal as to all the shares for which they have received proxies for the 2007 Annual Meeting of Shareholders.
What are the costs of this proxy solicitation?
We have retained Georgeson Shareholder Communications, Inc. to assist in the distribution of proxy materials and solicitation of votes for a fee of $16,000, plus out-of-pocket expenses. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses of forwarding proxy and solicitation materials to shareholders. Our directors, officers and employees may also solicit proxies without additional compensation by letter, telephone or otherwise. We will bear all expenses of solicitation.

COOPER STOCK OWNERSHIP
     As of March 1, 2006, there were 22,839 registered holders of Class A common shares. We know of no person who was the beneficial owner of more than five percent of the outstanding shares of any class of voting securities as of that date, other than the following which have filed statements of ownership on Schedule 13G with the Securities and Exchange Commission.

		Amount and
		of Nature
		Beneficial
Title and Class	Name and Address of Beneficial Owner	Ownership	Percent of Class
Class A common shares	AXA 25 Avenue Matignon 75008 Paris, France	8,637,186(1)	9.40%

Class A common shares	Capital Group International, Inc. 11100 Santa Monica Boulevard Los Angeles, CA 90025	8,127,400(2)	8.70%

Class A common shares	Barrow, Hanley, Mewhinney & Strauss, Inc. 2200 Ross Avenue, 31st Floor Dallas, TX 75201-2761	4,650,800(3)	5.08%

Class A common shares	Vanguard Windsor Funds Vanguard Windsor II Fund 100 Vanguard Boulevard Malvern, PA 19355	4,650,800(4)	5.08%

Class A common shares	FMR Corp. 82 Devonshire Street Boston, MA 02109	4,648,891(5)	5.07%

(1)	Based on Schedule 13G filed February 14, 2006 jointly on behalf of AXA Financial, Inc., AXA, and three French mutual insurance companies (AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Courtage Assurance Mutuelle) as a group. Individually and as a group, the French mutual insurance companies, AXA Financial, Inc. and AXA have sole voting power over 3,779,371 shares, shared voting power over 1,358,386 shares, sole dispositive power over 8,633,205 shares and shared dispositive power over 3,981 shares. The shares are beneficially owned directly by AXA entities or subsidiaries of AXA Financial, Inc. as follows: Alliance Capital Management L.P. — 8,637,137 shares and AXA Equitable Life Assurance Society — 49 shares. The addresses of the joint filers are: AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, and AXA Courtage Assurance Mutuelle, 26 rue Drouot, 75009 Paris, France; and AXA Financial, Inc., 1290 Avenue of the Americas, New York, New York 10104.
(2)	Based on Schedule 13G filed February 9, 2006 jointly by Capital Group International, Inc. (“CGII”) and its subsidiary, Capital Guardian Trust Company. Under Rule 13d-3 of the Securities Exchange Act of 1934, CGII may be deemed to beneficially own 8,127,400 shares. CGII disclaims beneficial ownership of the shares and does not have dispositive or voting power over any of such shares. Capital Guardian Trust Company is deemed to be the beneficial owner of 5,464,800 shares with sole voting power over 4,098,900 shares and sole dispositive power over 5,464,800 shares. Capital Guardian Trust Company also disclaims beneficial ownership of the shares.
(3)	Based on Schedule 13G filed February 7, 2006 by Barrow, Hanley, Mewhinney & Strauss, Inc., which has shared voting power and sole dispositive power over 4,650,800 shares.
(4)	Based on Schedule 13G filed February 13, 2006 by Vanguard Windsor Funds — Vanguard Windsor II Fund, which has sole voting power over 4,650,800 shares.

(5)	Based on Schedule 13G filed February 14, 2006 jointly on behalf of Edward C. Johnson 3rd, FMR Corp., and its subsidiaries, Fidelity Management & Research Company (“Fidelity”), Fidelity Management Trust Company and Strategic Advisors, Inc. The shares are beneficially owned as follows: Fidelity — 4,565,643 shares; Fidelity Management Trust Company — 82,676 shares; and Strategic Advisors, Inc. — 572 shares. The Fidelity Funds’ Board of Trustees has sole voting power over the shares that are beneficially owned by Fidelity, and Edward C. Johnson 3rd and FMR Corp., through control of Fidelity, each has sole dispositive power over the 4,565,643 shares owned by the Fidelity Funds. Edward C. Johnson 3rd and FMR Corp., through control of FMR Corp. subsidiaries, each has sole voting power and sole dispositive power over the shares beneficially owned by Fidelity Management Trust Company and Strategic Advisors, Inc. The address of Fidelity, Fidelity Management Trust Company and Strategic Advisors, Inc. is 82 Devonshire Street, Boston, MA 02109.

PROPOSAL 1
ELECTION OF DIRECTORS
     The Board of Directors is divided into three classes. Each class is elected for a term of three years, so that the term of one class of directors expires at every meeting.
     The Board of Directors has nominated three persons for election as directors in the class whose term will expire in April 2009, or when their successors are elected and qualified. The nominees are: Ivor J. Evans, Kirk S. Hachigian and James R. Wilson. All of the nominees are directors and members of the class whose term expires at the meeting.
     If any nominee becomes unable to serve as a director, an event not now anticipated, it is intended that the shares represented by proxies will be voted for the election of a substitute nominated by the Board of Directors. Following is certain information with respect to the persons nominated as directors and the current directors who will continue as directors after the Annual Meeting.
NOMINEES FOR TERMS EXPIRING IN 2009

IVOR J. EVANS Chairman — Committee on Nominations and Corporate Governance Member — Management Development and Compensation Committee Director since 2003 Age 63	Mr. Evans is a partner at Thayer Capital Partners, a private equity firm. He previously served as Vice Chairman of Union Pacific Corporation and its principal operating company, Union Pacific Railroad Company (rail carrier and transportation) until February 2005. He was named Vice Chairman in January 2004 and previously served as President and Chief Operating Officer of Union Pacific Railroad Company since 1998. He is also a director of ArvinMeritor, Inc., Suntron Corporation and Textron Inc.

KIRK S. HACHIGIAN Chairman — Executive Committee Director since 2004 Age 46	Mr. Hachigian is Chairman, President and Chief Executive Officer of Cooper Industries, Ltd. He was named Chairman in February 2006, President and Chief Executive Officer in May 2005, President and Chief Operating Officer in August 2004, Chief Operating Officer in December 2003, Executive Vice President and Chief Operating Officer, Electrical Products in December 2002, and Executive Vice President, Operations in April 2001. He is also a director of American Standard Companies, Inc.

JAMES R. WILSON Deputy Chairman Member — Executive Committee, Committee on Nominations and Corporate Governance and Management Development and Compensation Committee Director since 1997 Age 65	Mr. Wilson served as Chairman, President and Chief Executive Officer of Cordant Technologies Inc. from 1995 until 2000, when he retired. He is also a director of Goodrich Corporation.

PRESENT DIRECTORS WHOSE TERMS EXPIRE IN 2007

STEPHEN G. BUTLER Chairman — Audit Committee Member — Committee on Nominations and Corporate Governance Director since 2002 Age 58	Mr. Butler served as Chairman and Chief Executive of KPMG LLP (accounting firm) from 1996 until June 2002, when he retired. He is also a director of ConAgra Foods, Inc. and Ford Motor Company.

DAN F. SMITH Chairman — Management Development and Compensation Committee Member — Executive Committee and Audit Committee Director since 1998 Age 59	Mr. Smith has served as President and Chief Executive Officer of Lyondell Chemical Company (petrochemicals and refining operations) since 1996. Since 1997, he has also served as Chief Executive Officer and a member of the Partnership Governance Committee of Equistar Chemicals, LP. He also has served as the Chief Executive Officer of Millennium Chemicals Inc. since December 1, 2004. Equistar Chemicals, LP and Millennium Chemicals Inc. are wholly owned subsidiaries of Lyondell. He is also a director of Lyondell Chemical Company.

GERALD B. SMITH Member — Audit Committee and Committee on Nominations and Corporate Governance Director since 2000 Age 55	Mr. Smith is Chairman and Chief Executive Officer of Smith Graham & Company, an investment management firm that he founded in 1990. He is also a Trustee of The Charles Schwab Mutual Funds and Chairman of the Audit Committee of Northern Border Partners, MLP.

PRESENT DIRECTORS WHOSE TERMS EXPIRE IN 2008

ROBERT M. DEVLIN Member — Executive Committee, Committee on Nominations and Corporate Governance and Management Development and Compensation Committee Director since 1997 Age 65	Mr. Devlin is Chairman of Curragh Capital Partners (a private equity firm). He was Chairman, President and Chief Executive Officer of American General Corporation (financial services) from 1996 until September 2001. He is also a director of LKQ Corporation.

LINDA A. HILL Member — Audit Committee and Management Development and Compensation Committee Director since 1994 Age 49	Ms. Hill is a Professor at the Harvard Business School. She joined the faculty of Harvard Business School in 1984 as an Assistant Professor in organizational behavior and human resource management. She was named Associate Professor in 1991, Professor in 1995 and the Wallace Brett Donham Professor of Business Administration in 1997. She is also a director of State Street Corporation.

JAMES J. POSTL Member — Audit Committee and Committee on Nominations and Corporate Governance Director since 2003 Age 60	Mr. Postl served as President and Chief Executive Officer of Pennzoil Quaker State Company (petroleum products) from May 2000 until October 2002 when he retired. He joined Pennzoil in October 1998 as President and Chief Operating Officer. He is also a director of Centex Corporation.

INFORMATION ABOUT MANAGEMENT AND ORGANIZATION
OF THE BOARD OF DIRECTORS
Executive Officers
     The table below contains certain information as of March 1, 2006 with respect to Cooper’s present executive officers. All executive officers are elected to terms that expire at the organizational meeting of the Board of Directors, which follows the Annual Meeting of Shareholders.

Name	Position	Age	Years of Service	Officer Since
Kirk S. Hachigian	Chairman, President and Chief Executive Officer	46	5	2001

Paul M. Isabella	Executive Vice President, Cooper Connection	50	1	2005

Terry A. Klebe	Senior Vice President and Chief Financial Officer	51	11	1995

C. Thomas O’Grady	Senior Vice President, Business Development	54	1	2005

Diane K. Schumacher	Senior Vice President, General Counsel and Chief Compliance Officer	52	26	1988

David R. Sheil	Senior Vice President, Human Resources and Chief Administrative Officer	49	20	1996

Richard J. Bajenski	Vice President, Investor and Public Affairs	53	24	1998

Kenneth V. Camarco	Vice President, Business Systems	42	20	2003

Grant L. Gawronski	Vice President, International Operations	43	3	2003

David T. Gunther	Vice President, Internal Audit	40	3	2003

Terrance V. Helz	Associate General Counsel and Secretary	52	15	2001

Stephen M. Kole	Treasurer	54	28	2006

John B. Reed	Vice President, Taxes	55	1	2005

Jeffrey B. Levos	Vice President, Finance	45	6	2000

Robert W. Teets	Vice President, Environmental Affairs and Risk Management	55	28	1993
     All of the executive officers have been employed by Cooper in management positions for five years or more, except Paul M. Isabella, C. Thomas O’Grady, Grant L. Gawronski, David T. Gunther and John B. Reed. Paul Isabella joined Cooper from The Stanley Works after serving as Senior Vice President and Executive Officer of Global Operations and previously as Director of Worldwide Operations for Stanley Hand Tools division since 1999. C. Thomas O’Grady joined Cooper from Roper Industries where he served as Vice President, Mergers and Acquisitions since 2001. Previously, Mr. O’Grady worked for FMC Corporation as Corporate Director of Acquisitions. Grant L. Gawronski joined Cooper after serving as General Manager, Global Six Sigma Quality, of GE Lighting since 2001 and as General Manager of the Asia Pacific Operations unit at GE Lighting from 1997 to 2001. David T. Gunther joined Cooper in 2002 after serving as Chief Accounting Officer of Enron Wind Corp. since 1999. John B. Reed joined Cooper from Albertson’s, Inc. where he served as Vice President, Tax. Previously, Mr. Reed held various senior tax positions at several Fortune 500 companies.

Security Ownership Of Management
     As of March 1, 2006, each director, nominee and executive officer named in the Summary Compensation Table beneficially owned the number of Cooper Class A common shares listed in the following table. Each of the named individuals owned less than 1%, and all directors and executive officers as a group beneficially owned 2.3% of Cooper’s outstanding Class A common shares as of that date.

	Number of Shares
Name of Beneficial Owner	Beneficially Owned(1)
H. John Riley, Jr.	622,293
Stephen G. Butler	12,017	(4)
Robert M. Devlin	30,823	(4)(5)
Ivor J. Evans	10,000	(4)
Kirk S. Hachigian	387,507
Linda A. Hill	14,851	(4)
James J. Postl	7,499	(4)
Dan F. Smith	23,786	(4)
Gerald B. Smith	9,691	(4)
James R. Wilson	27,675	(4)
Grant L. Gawronski	26,604
Paul M. Isabella	30,333
Terry A. Klebe	229,189	(2)(3)
David R. Sheil	228,683	(2)(3)

All Directors and Executive Officers as a Group	2,185,165	(2)(3)(4)

(1)	Includes shares held by executive officers in Cooper’s Retirement Savings and Stock Ownership Plan. Also includes shares issuable upon the exercise of options (or vesting of restricted stock units) granted under either the Stock Incentive Plan or the Directors’ Stock Plan that are exercisable (or vest) within a period of 60 days from March 1, 2006, as follows: Mr. Riley — 312,500 shares; Mr. Butler — 2,000 shares; Mr. Devlin — 7,000 shares; Mr. Evans — 2,000 shares; Mr. Hachigian — 346,666 shares; Mr. Isabella — 30,333 shares; Ms. Hill — 8,000 shares; Mr. D. Smith — 6,000 shares; Mr. G. Smith — 4,000 shares; Mr. Wilson — 8,000 shares; Mr. Gawronski — 18,166 shares; Mr. Klebe — 188,467 shares; Mr. Sheil — 185,899 shares; and all directors and executive officers as a group — 1,483,494 shares.

(2)	Includes shares the receipt of which has been deferred pursuant to the Stock Incentive Plan and the Executive Restricted Stock Incentive Plan, as follows: Mr. Klebe — 20,298 shares; Mr. Sheil — 1,837 shares; and all executive officers as a group - 28,270 shares.

(3)	Includes shares the receipt of which has been deferred pursuant to the Management Annual Incentive Plan, as follows: Mr. Klebe — 1,698 shares; Mr. Sheil — 1,019 shares; and all executive officers as a group — 5,324 shares.

(4)	Includes shares the receipt of which has been deferred by the directors under the Directors’ Stock Plan and the Directors’ Retainer Fee Stock Plan, as follows: Mr. Butler — 4,606 shares; Mr. Devlin — 3,123 shares; Mr. Evans — 8,000 shares; Ms. Hill — 4,151 shares; Mr. Postl — 7,499 shares; Mr. D. Smith — 16,986 shares; Mr. G. Smith — 3,123 shares; and Mr. Wilson — 16,760 shares.

(5)	Includes 10,500 shares held by the Devlin Foundation for which Mr. Devlin serves as trustee.

\

Meetings of the Cooper Board and its Committees
     Our Board of Directors held six meetings during 2005. All of the directors attended 75% or more of the meetings of the Board and the Committees of the Board on which they served. Also, Cooper’s policy is to encourage all Board members to attend the Annual Meeting of Shareholders. All of the directors attended the 2005 Annual Meeting of Shareholders. Mr. James R. Wilson, as Deputy Chairman and presiding non-management director, presides over the Board in the absence of the Chairman and in sessions held without management directors. The responsibilities of the presiding nonmanagement director also include serving as a non-exclusive channel of communication between the Chairman/Chief Executive Officer and the nonmanagement directors and, with input from other directors, collaborating with the Chairman/Chief Executive Officer on the preparation of Board agendas. Cooper’s Corporate Governance Principles and the charters of the Audit Committee, Management Development and Compensation Committee and Committee on Nominations and Corporate Governance are available on Cooper’s website at www.cooperindustries.com/common/governance or are available in print to any shareholder who requests it.
   Director Independence
     The Board has determined that all directors and committee members, except for Kirk S. Hachigian, have no direct or indirect material relationship with Cooper and are independent under the applicable standards of the New York Stock Exchange and the categorical standards that have been adopted by the Board to assist it in making determinations of independence. Specifically, the Board determined that Messrs. Butler, Devlin, Dan Smith and Wilson and Ms. Hill have no relationship with Cooper other than being a director and shareholder. Messrs. Postl, Gerald Smith and Evans have immaterial relationships with Cooper. Messrs. Postl and Gerald Smith serve as an executive officer, director or trustee of charitable organizations to which Cooper made contributions in 2005. In the aggregate, the discretionary contributions made to these organizations total approximately $89,000 including approximately $43,000 to the United Way. Also, Mr. Evans is the former Vice Chairman of Union Pacific Corporation and a director of Textron Inc. and within the last three years Cooper has sold products to or purchased products from these companies. In the aggregate, the amount of purchases and sales were approximately $114,000 over the three-year period. The Board determined that none of these relationships are material because they fall within the permissible amounts set forth in the categorical standards, which are attached as Appendix A. Mr. Hachigian is not an independent director due to his service as an executive officer of Cooper and not due to any other transactions or relationships.
   Audit Committee
     The Audit Committee, which consists of all independent directors, held nine meetings during 2005. The Board has determined that Mr. Stephen G. Butler qualifies as an “audit committee financial expert” under the federal securities laws. The Committee’s principal responsibilities are to:
•	Confer with management and the independent auditors regarding financial reporting issues and practices.

•	Review SEC filings, including the annual financial statements and the annual report on Form 10-K.

•	Appoint, subject to shareholder approval, the independent auditors and review the auditors’ independence, scope of annual audit and audit results.

•	Review the internal audit program and the corporate compliance program including compliance with Cooper’s Code of Ethics and Business Conduct.

•	Review the accounting principles and policies of Cooper.
   Executive Committee
     The Executive Committee, which is authorized to act on behalf of the full Board between regular meetings of the Board, held no meetings in 2005.
   Management Development and Compensation Committee
     The Management Development and Compensation Committee, which consists of all independent directors, held four meetings during 2005. The Committee’s principal responsibilities are to:
•	Establish corporate compensation policies, including determining base salary and annual and long-term incentive awards for executive officers and other key employees.

•	Establish specific performance goals and objectives to be used to evaluate performance over a given period.

•	Evaluate the performance of executive officers and other key employees to determine whether performance goals and objectives have been attained and awards have been earned.

•	Determine stock option and long-term performance share grants to employees.

•	Review compliance with stock ownership guidelines for executive officers and other key employees.

•	Review succession planning and executive development.

•	Review pension plan asset management.
  Committee on Nominations and Corporate Governance
     The Committee on Nominations and Corporate Governance, which consists of all independent directors, held four meetings in 2005. The Committee’s principal responsibilities are to:
•	Recommend nominees for election to the Board and Committee assignments.

•	Review and recommend action on shareholder proposals.

•	Review corporate governance principles and oversee the operation, governance and compensation of the Board.

•	Oversee the annual evaluation of the Board and its Committees.

•	Consider shareholder recommendations for nominees for election to the Board.
     Shareholders who submit recommendations for potential nominees for election to the Board must submit such recommendations in writing to Terrance V. Helz, Associate General Counsel and Secretary, Cooper Industries, Ltd., 600 Travis Street, Suite 5800, Houston, Texas 77002. Any recommendations received from shareholders will be evaluated in the same manner that potential nominees suggested by Board members, management or other parties are evaluated.
     The Board’s current criteria for selecting new directors do not include specific minimum qualifications, but include criteria relating to a candidate’s business experience and accomplishments, lack of conflicts of interest, ability to commit the time to serve effectively, personal characteristics, the Board’s needs for a diversity of backgrounds and skills, and other pertinent considerations. The Committee on Nominations and Corporate Governance periodically reviews the appropriate skills, experience, perspectives and characteristics required of Board members or candidates in the context of the perceived needs of the Board at the time. The Committee generally uses a third-party search firm to assist in identifying potential Board candidates and/or in assessing and evaluating candidates. The Committee then identifies and recommends to the Board qualified candidates for nomination and the full Board makes a final determination.
Methods for Communicating with Non-Management Directors
     Anyone who has a concern about Cooper’s conduct, including any concerns about Cooper’s accounting, financial reporting, internal controls or auditing matters, and who wishes to make such concerns known to the non-management directors as a group may submit such concerns in writing at the following address: Board of Directors, c/o Senior Vice President, General Counsel and Chief Compliance Officer, Cooper Industries, Ltd., 600 Travis, Suite 5800, Houston, Texas 77002-1001. All such concerns shall be promptly forwarded to the presiding non-management director and any concerns about accounting, financial reporting, internal controls and auditing matters also shall be promptly forwarded to the Chairman of the Audit Committee. Such concerns shall be simultaneously reviewed and addressed by the Senior Vice President, General Counsel and Chief Compliance Officer, or her designee, in the same way that similar concerns are addressed by Cooper.
Code of Ethics and Business Conduct
     Cooper has adopted a Code of Ethics and Business Conduct that applies to its Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer and Controller. Cooper’s Code of Ethics and Business Conduct also applies to its directors, officers and employees and is available on the Company’s website at www.cooperindustries.com/common/governance or is available in print to any shareholder who requests it. Cooper intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K by posting on Cooper’s website at the Internet address noted in the previous sentence any amendments to, or waivers from, a provision of its Code of Ethics and Business Conduct that applies to its directors or executive officers.

EXECUTIVE MANAGEMENT COMPENSATION
     The following table presents information about compensation paid or accrued for services by the Chief Executive Officer and our four most highly compensated executive officers (the “Named Executives”) for fiscal years 2003, 2004 and 2005. Six Named Executives appear in the following table because both Mr. Riley and Mr. Hachigian served as Cooper’s Chief Executive Officer in 2005.
SUMMARY COMPENSATION TABLE

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
				Other				All
				Annual	Restricted	Securities		Other
				Compen-	Stock	Underlying	LTIP	Compen-
Name and		Salary	Bonus	sation	Awards	Options	Payouts	sation
Principal Position	Year	($)	($)	($)(1)	($)(2)	(#)	($)(3)	($)(4)(5)
Riley, Jr., H. J. –	2005	$1,008,333	$2,184,200	$70,905	$0	150,000	$5,822,061	$1,304,048
Chairman (until	2004	1,035,000	2,120,600	0	0	150,000	0	122,418
February 2006)	2003	970,000	1,685,400	0	963,221	207,000	0	86,108

Hachigian, K. S. –	2005	733,333	2,000,000	0	0	100,000	0	71,250
Chairman, President	2004	558,333	850,000	0	0	50,000	0	48,750
and Chief Executive	2003	453,500	525,000	0	210,124	45,000	0	32,782
Officer

Klebe, T. A. –	2005	463,333	700,000	0	0	30,400	0	45,600
Senior Vice	2004	442,500	550,000	0	0	30,000	0	39,038
President and Chief	2003	398,725	425,000	0	185,950	40,000	0	27,393
Financial Officer

Sheil, D. R. –Senior	2005	386,250	200,000	0	0	21,400	0	26,156
Vice President,	2004	369,250	390,000	0	0	25,000	0	31,129
Human Resources	2003	338,500	322,500	0	163,636	35,100	0	24,683
and Chief Administrative Officer

Isabella, P. M. –	2005	283,333	340,000	0	1,835,960	70,000	0	100,000
Executive	2004	0	0	0	0	0	0	0
Vice President,	2003	0	0	0	0	0	0	0
Cooper Connection

Gawronski, G. L.-	2005	283,000	280,000	0	354,450	9,500	0	22,185
Vice President,	2004	255,333	210,000	0	0	7,500	0	17,565
International	2003	225,000	135,000	0	265,188	10,000	0	110,125
Operations

(1)	Cooper provides a taxable allowance of up to $25,000 for the Chairman and Chief Executive Officer and up to $10,000 for the other Named Executives for financial counseling services (which may include tax preparation and estate planning services) and membership in an airline club. The executives also receive gross up payments equal to the taxes payable on the services covered by the allowance. In addition, perquisites for certain executives can include parking, club membership, and personal use of Cooper’s aircraft. The amount shown for Mr. Riley includes $36,192 for the value of financial counseling services and related tax gross up payment and $30,234 for personal use of Cooper’s aircraft. The aggregate amount of perquisites and other personal benefits for the other Named Executives does not exceed $50,000 or 10% of their total of annual salary and bonus.

(2)	Restricted stock unit award values in the table above are based on the closing price of Cooper Class A common shares on the New York Stock Exchange on the date of grant. Based on the closing price of Cooper Class A common shares on the New York Stock Exchange on December 31, 2005, the number and value of the aggregate restricted stock unit holdings of each of the Named Executives on such date were as follows: H.J. Riley, Jr. – none; K.S. Hachigian – 40,650 units ($2,967,450); T.A. Klebe – 13,000 units ($949,000); D.R. Sheil – 12,400 units ($905,200); P.M. Isabella – 28,000 units ($2,044,000); and G.L. Gawronski – 7,750 units ($565,750). Mr. Riley received grants of 25,900 restricted stock units in 2003 which vested in December 2005 upon his retirement as a Cooper employee at age 65. In February 2003, Cooper also granted to other Named Executives the following restricted stock units, all of which vest in February 2006: K.S. Hachigian – 5,650 units; T.A. Klebe – 5,000 units; D.R. Sheil – 4,400 units; and G.L. Gawronski – 1,250 units. Mr. Gawronski also received a grant of 6,000 restricted stock units in January 2003 which vested as follows (3,000 units in January 2004 and 1,500 units each in January 2005 and 2006) and a grant of 5,000 restricted stock units in February 2005 which vests in February 2010. In April 2005, Cooper granted Mr. Isabella 28,000 restricted stock units which vest 7,000 units each in April 2006 and December 2007, 2008 and 2009. All the restricted stock units granted to Mr. Isabella replace equity compensation forfeited upon his resignation from his prior employer. Depending on the specific award, dividend equivalents are payable on restricted stock units either on the dividend payment date or upon the date when the stock restrictions lapse. Dividend equivalents are calculated based on the dividend rate that applies to Cooper’s outstanding common shares.

(3)	In February 2005, the Management Development and Compensation Committee of the Board of Directors determined that Cooper had achieved compound earnings per share growth of 16% for fiscal years 2003 and 2004 thereby fulfilling performance objectives at the maximum level of performance established by the Committee in February 2003. In order to earn the performance shares participants must generally remain actively employed by Cooper through February 11, 2006. Based on the satisfaction of the performance criteria, the specific awards that may be earned by the Named Executives are as follows: H.J. Riley, Jr. – 77,700 shares; K.S. Hachigian – 16,950 shares; T.A. Klebe – 15,000 shares; D.R. Sheil – 13,200 shares; and G.L. Gawronski 3,750 shares. The award restrictions for Mr. Riley lapsed upon his retirement as a Cooper employee on December 1, 2005 and are valued based on the closing price of Cooper Class A common shares on his retirement date. For the other Named Executives, the performance-based share awards are considered 2006 compensation because those awards were subject to restrictions until February 2006.

(4)	The figures in column (i) for 2005 include Cooper’s contributions to the Cooper Industries Retirement Savings and Stock Ownership Plan and to the Cooper Industries Supplemental Excess Defined Contribution Plan, respectively, as follows: H.J. Riley, Jr. $4,125 and $136,650; K.S. Hachigian $9,375 and $61,875; T. A. Klebe $6,281 and $39,319; D. R. Sheil $7,334 and $18,820; and G.L. Gawronski $8,272 and $13,913. The $100,000 paid to Mr. Isabella in 2005 represents compensation for the loss of certain benefits upon his resignation from his prior employer. Also, the figure for Mr. Gawronski for 2003 includes $100,000 compensation for the loss of benefits upon his resignation from his prior employer.

(5)	Includes the following post-retirement benefits being provided to Mr. Riley: lifetime eligibility for medical benefits for Mr. Riley and his spouse under Cooper’s health care plan on the same terms as active employees ($85,589), the transfer of Cooper-owned club memberships ($28,995), office space, supplies and an administrative assistant for up to five years following retirement ($1,023,689), and continued participation in Cooper’s executive perquisites program in 2006 ($25,000).
STOCK OPTIONS
     The following table presents information about stock option grants to the Named Executives in the last fiscal year. The Company requires its Named Executives and other key executives to retain a certain percentage of the net shares acquired through the exercise of stock options. See the discussion of “Stock Ownership Guidelines and Stock Retention Requirements” on page 24 for further details.
OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants
	Number of	Percent of
	Securities	Total Options
	Underlying	Granted to	Exercise or		Grant Date
	Options	Employees in	Base Price	Expiration	Present Value
Name	Granted (#)	Fiscal Year	($/Sh) (1)	Date (2)	($)(3)
(a)	(b)	(c)	(d)	(e)	(f)
Riley, Jr., H. J. (4)	150,000	12.52	$65.47	12/01/2010	$2,367,000
Hachigian, K. S. (4)	47,500	3.97	70.94	2/08/2012	825,075
	52,500	4.38	65.47	4/25/2012	828,450
Klebe, T. A.	30,400	2.54	70.94	2/08/2012	528,048
Sheil, D. R.	21,400	1.79	70.94	2/08/2012	371,718
Isabella, P. M.	30,000	2.50	70.94	4/18/2012	419,100
	40,000	3.34	65.36	4/18/2012	630,400
Gawronski, G. L.	9,500	0.79	70.94	2/08/2012	165,015

(1)	The exercise price of each option is equal to the fair market value of Cooper’s Class A common shares on the date of grant of the option.

(2)	Options become one-third exercisable one year after the date of grant, two-thirds exercisable two years after the date of grant, and fully exercisable three years after the date of grant. An optionee may make lifetime transfers of nonqualified stock options to certain family members and trusts. The stock option grant to Mr. Riley expires five years after his retirement as a Cooper employee.

(3)	The Black-Scholes option pricing model was used assuming dividend yields ranging from 2.1% to 2.3%, risk-free interest rates ranging from 3.7% to 3.97%, an expected stock price volatility based on historical experience ranging from 27.2% to 27.7% and an expected option life based on historical experience of five years. The attribution of values with the Black-Scholes model to stock option grants requires adoption of certain assumptions, as described above. While the assumptions are believed to be reasonable, the reader is cautioned not to infer a forecast of earnings or dividends either from the model’s use or from the values adopted for the model’s assumptions. Any future values realized will ultimately depend upon the excess of the stock price on the date the option is exercised over the exercise price.

(4)	In recognition of Mr. Hachigian’s promotion to Chief Executive Officer and Mr. Riley’s continued service as Chairman, on April 25, 2005, Cooper granted stock options to Mr. Riley for 150,000 shares and to Mr. Hachigian for 52,500 shares.
     The following table presents information about options exercised during 2005 and the unexercised stock options held at December 31, 2005 by the Named Executives.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FY-END OPTION VALUES

			Number of Securities Underlying		Value of Unexercised
	Shares		Unexercised Options at		In-the-Money Options
	Acquired On	Value	Fiscal Year-End (#)		at Fiscal Year-End ($)
Name	Exercise (#)	Realized ($)	Exercisable/Unexercisable		Exercisable/Unexercisable
(a)	(b)	(c)	(d)		(e)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Riley, Jr., H. J.	468,900	$13,846,879	354,600	319,000	$10,072,344	$5,194,130
Hachigian, K. S.	0	0	276,666	148,334	9,987,322	1,544,903
Klebe, T. A.	0	0	155,000	63,734	4,925,778	858,946
Sheil, D. R.	25,000	902,430	158,733	49,767	5,018,999	730,094
Isabella, P. M.	0	0	0	70,000	0	338,000
Gawronski, G. L.	0	0	9,166	17,834	277,460	217,870

LONG-TERM AWARDS
     The following table presents information about long-term incentive awards granted in 2005 to the Named Executives under the Stock Incentive Plan. These performance-based share awards may be earned based on achievement of performance goals over a three-year period commencing January 1, 2005 and ending on December 31, 2007. The performance goals are based on compound growth in earnings per share over the performance period, with a threshold of 4% compound growth before any awards are earned. At least 16% compound growth in earnings per share must be achieved for a payout at the maximum level shown in the table. In addition, in order to earn the awards participants must remain actively employed by Cooper until the date that the Management Development and Compensation Committee determines the awards earned which should occur on or about February 12, 2008. The awards, to the extent earned, will be distributed in Class A common shares of Cooper.
LONG-TERM INCENTIVE PLAN – AWARDS IN LAST FISCAL YEAR

	Number of	Performance or
	Shares,	Other Period	Estimated Future Payments Under Non-Stock Price-Based Plans
	Units or Other	Until Maturation
Name	Rights (#)	or Payout	Threshold	Target	Maximum
(a)	(b)	(c)	(d)	(e)	(f)
Riley, Jr., H. J.	0	—	0 shares	0 shares	0 shares
Hachigian, K. S. (1)	20,000	2/12/2008	20,000 shares	60,000 shares	80,000 shares
Klebe, T. A.	4,350	2/12/2008	4,350 shares	13,040 shares	17,380 shares
Sheil, D. R.	3,060	2/12/2008	3,060 shares	9,170 shares	12,220 shares
Isabella, P.M.	4,300	2/12/2008	4,300 shares	13,760 shares	18,920 shares
	5,000	2/15/2007	5,000 shares	13,000 shares	17,000 shares
Gawronski, G. L.	1,360	2/12/2008	1,360 shares	4,070 shares	5,420 shares

(1)	Includes the following supplemental performance-based share awards granted to Mr. Hachigian in recognition of his promotion to Chief Executive Officer effective May 1, 2005: threshold 13,210 shares; target 39,640 shares; and maximum 52,860 shares.

     The following table provides information as of December 31, 2005 with respect to our equity compensation plans pursuant to which options, restricted stock units or other rights to acquire shares may be granted.
EQUITY COMPENSATION PLAN INFORMATION

			Number of securities remaining
	Number of securities to	Weighted-average	available for future issuance
	be issued upon exercise	exercise price of	under equity compensation
	of outstanding options,	outstanding options,	plans (excluding securities
	warrants and rights	warrants and rights	reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	7,049,594 (1)	$48.82 (2)	6,068,856 (3)

Equity compensation plans not approved by security holders	0	N/A	494,680 (4)

Total	7,049,594	$48.82	6,563,536

(1)	Includes (a) shares earned, the receipt of which has been deferred under Cooper plans as follows: Executive Restricted Stock Incentive Plan – 110,260 shares; Stock Incentive Plan – 70,011 shares; Management Annual Incentive Plan – 15,698 shares; Directors’ Stock Plan – 36,290 shares; and Directors’ Retainer Fee Stock Plan – 29,505 shares; and (b) 995,609 performance-based share awards that are issuable to the extent set performance goals are achieved and service-based forfeiture restrictions are satisfied and 309,400 restricted stock unit awards that are issuable upon vesting under the Stock Incentive Plan.

(2)	Weighted average exercise price of outstanding options excludes the shares referred to in note 1 above.

(3)	Includes 1,940,885 shares available for future issuance under the Employee Stock Purchase Plan. There is no current offering outstanding under this plan.

(4)	Consists of shares available for issuance under the Cooper (UK 2002 ) Employee Share Purchase Plan, which was approved by the Board of Directors on August 6, 2002. The exercise price for options granted under the plan is 85% of the market price of Cooper Class A common shares on the grant date. The plan allows Cooper employees residing in the United Kingdom to apply payroll deductions to the purchase of shares by exercising options granted under the plan. There is no current offering outstanding under this plan.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG COOPER
INDUSTRIES, LTD., S&P 500 AND COOPER INDUSTRIES PEER GROUP
     The following graph compares the total shareholder return on Cooper’s Class A common shares for the five-year period December 31, 2000 through December 31, 2005 to the total returns for the same period of the Standard & Poor’s 500 Stock Index and a Cooper Peer Group Index. The cumulative total return is based upon an initial investment of $100 on December 31, 2000 with dividends reinvested.
     We currently operate in two primary business areas: electrical products and tools. The 15 companies in the Cooper Peer Group Index were selected on (1) their presence in similar markets affected by similar economic and market trends to Cooper, (2) their recognition by the investment community as Cooper peers, and (3) the comparability of their market capitalization to Cooper’s market capitalization. The members of the Cooper Peer Group Index are: (1) Acuity Brands, Inc., (2) Danaher Corporation, (3) Dover Corp., (4) Eaton Corp., (5) Emerson Electric Co., (6) Hubbell Incorporated (Class B), (7) Illinois Tool Works, (8) Ingersoll-Rand Co. Ltd., (9) Newell Rubbermaid Inc., (10) Parker-Hannifin Corp., (11) Pentair Inc., (12) Snap-On Inc., (13) SPX Corp., (14) The Stanley Works, and (15) Thomas & Betts Corporation. The Cooper Peer Group Index has been weighted in accordance with each corporation’s market capitalization (closing stock price multiplied by the number of shares outstanding) as of the beginning of each of the five years covered by the performance graph. The weighted return for each year is the sum of the products obtained by multiplying (a) the percentage that each corporation’s market capitalization represents of the total market capitalization for all corporations in the Index for such year by (b) the total shareholder return for that corporation for such year.

	Dec-00	Dec-01	Dec-02	Dec-03	Dec-04	Dec-05
Cooper Industries Ltd	$100	$78	$85	$139	$167	$184
S&P 500®	$100	$88	$69	$88	$98	$103
Cooper Peer Group Index	$100	$99	$94	$124	$145	$145

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION
Responsibilities of the Committee
     The Management Development and Compensation Committee (the “Committee”) establishes compensation programs for our executive officers that are designed to benefit the long-term interests of Cooper and its shareholders. The Committee also evaluates the performance of the Chief Executive Officer and reviews the performance of our other executive officers and key executives every year. Based upon these performance evaluations, the Committee establishes compensation for the Chief Executive Officer, other executive officers and key executives. The Committee reviews management performance, succession planning and executive development on a regular and ongoing basis with formal reviews conducted a least annually.
Compensation Philosophy
     The Committee’s policy is to compensate and reward executive officers and other key executives based on the combination of some or all of the following factors, depending on the executive’s responsibilities: corporate performance, business unit performance and individual performance. The Committee evaluates corporate performance and business unit performance by reviewing the extent to which Cooper has accomplished strategic business objectives, such as sales growth, improved profitability, cash flow and management of working capital. The Committee evaluates individual performance by comparing actual accomplishments to the objectives established for the individual under Cooper’s Management Development and Planning Program.
     The Committee assesses individual performance as follows:
•	At the beginning of each performance period, specific objectives are established and reviewed with the Committee to be used as the basis for evaluating the executive’s performance.

•	During the performance period, the Committee holds periodic discussions on the status of performance objectives.

•	At the end of the performance period, the Committee reviews the executive’s progress on the performance objectives so that there is a clear understanding of what the executive has accomplished.

•	The Committee determines increases in base salary and annual cash incentive awards based on actual accomplishments during the performance period.

•	The Committee determines long-term stock incentive awards based on our sustained earnings per share performance compared to performance goals over a multi-year performance cycle.
     The Committee also takes into account the compensation practices of comparable manufacturing companies (as described below) to ensure that Cooper is able to attract, retain and reward executive officers whose contributions are critical to our long-term success.
     In developing and administering Cooper’s executive compensation program, management and the Committee receive advice and counsel from Frederic W. Cook & Co., an executive compensation consulting firm. The Committee also receives independent advice on executive compensation from Pearl Meyer & Partners (“Pearl Meyer”). During 2005, Pearl Meyer completed an independent evaluation of Cooper’s executive compensation program, concluding that the program was reasonable and provided competitive compensation to Cooper’s executive officers with appropriate performance-based incentives to achieve the Company’s long-term strategic objectives. Pearl Meyer also assisted the Committee with succession planning activity and compensation issues associated with the Chief Executive Officer transition.
     There are three major components of Cooper’s executive compensation program: a base salary, an annual cash bonus and long-term stock incentive awards.

Annual Compensation
Base Salary
     The Committee sets the base salary range for each executive officer using the Hay Group Inc. Job Evaluation System, which provides a comparative assessment of know-how, problem-solving and accountability factors in the job rating process. The Committee also considers the competitiveness of the base salary because the Committee believes it is critical to Cooper’s success to attract and retain the most qualified executives. The Committee uses the annual Hay Survey of Compensation Practices to set the salary ranges for executive officers. In 2005, the Hay Survey of Compensation Practices included 300 industrial companies with revenues in excess of $1 billion. The Committee believes that using this broad group of companies to establish salary levels is more appropriate than using a smaller group, such as the peer group used in the share performance graph, because it minimizes the effect of any one company on the average.
     The Committee’s policy is to: (1) establish a salary range for the Chief Executive Officer and the other executives named in the Summary Compensation Table (the “Named Executives”); (2) set the midpoint of the range near the average of the Hay Survey; and (3) pay a base salary within the established range. The Committee takes into account the individual’s duties, responsibilities, work experience, impact on the business and individual performance when setting each executive’s actual base salary. The Committee verifies the Hay data through use of a separate compensation study, known as the Total Compensation Measurement, which includes information on 377 companies compiled by Hewitt Associates. During 2005, the actual base salaries for the Named Executives were approximately at the average of the Hay Survey.
     The Committee reviews salaries of senior executive officers annually and awards increases as appropriate, generally at 12- to 15-month intervals, depending on individual performance, position in the salary range and competitive position. The Committee makes base salary adjustments primarily based on individual performance with due consideration given to immediate past performance and business decisions that impact our future growth and economic stability.
Annual Incentive Compensation
     The Management Annual Incentive Plan (“MAIP”) is a bonus plan for senior executives that is designed to link executive compensation to achievement of our short-term business objectives. The maximum annual award that may be granted to a participant under the MAIP is $2.5 million. Subject to shareholder approval at the 2006 Annual Meeting, the maximum annual award is being increased to $3.0 million. The Committee may pay awards earned in cash or in Cooper Class A common shares or a combination of cash and shares. Subject to the Committee’s approval, a participant in the MAIP may request to have all or a portion of his or her award paid in shares of Cooper stock.
     In February 2005, the Committee established the performance goals and maximum bonus opportunities under the MAIP for Named Executives and for other executive officers. The performance goals were based upon actual results compared to budgeted performance for 2005 on two financial measures: (1) earnings per share; and (2) free cash flow. Under the MAIP, the Committee has discretion to adjust the amount of any award that would otherwise be payable upon achievement of the performance goals based on its assessment of an individual’s actual performance.
     In February 2006, the Committee reviewed results under the MAIP for 2005 and determined earned bonus opportunity to be at the maximum performance level under the MAIP. The Committee then awarded bonuses to the Named Executives at an average of 86% of individual bonus opportunity. This determination was based on significant earnings per share growth and excellent cash flow performance. Earnings per share from continuing operations rose 15% to $4.12 per share in 2005, compared with $3.58 per share for 2004. Free cash flow exceeded net income by more than 25%. The Committee credited management with achieving strong earnings growth through a combination of strategic growth initiatives and stringent cost controls despite challenges presented by highly competitive market conditions and rapid increases in energy, commodity and raw material costs. The Committee also recognized the Company’s excellent cash flow performance accomplished through operating efficiencies and effective management of working capital. Bonus payments to Messrs. Hachigian and Klebe for 2005 reflect additional amounts approved by the Committee beyond established MAIP annual maximums and that are payable outside the MAIP in consideration of their special contributions to achievement of the Company’s financial and strategic objectives. The bonus amounts for each of the Named Executives are shown in column (d) of the Summary Compensation Table.

Long-Term Equity Based Compensation
     The Committee provides stock incentives to executive officers that are tied to the long-term performance of Cooper in order to link the executive’s interests to those of the shareholders and to encourage stock ownership by executives.
     In February 2004, the Committee adopted the Amended and Restated Stock Incentive Plan (“Stock Plan”), which was approved by Cooper’s shareholders in April 2004. The Stock Plan provides for the granting of stock options, restricted stock units and performance-based share awards to the Named Executives and other key executives. Annually, the Committee determines the number of options, restricted stock units and/or performance-based share awards granted based on actual compensation, assumptions relating to stock price and earnings growth, and recommendations from Frederic W. Cook & Co., a compensation consulting firm that advises the Committee on competitive practices among comparable manufacturing companies. The Committee believes that the stock options, restricted stock units and performance-based share awards granted under the Stock Plan provide a significant link between the compensation of the Named Executives and other key executives on the one hand and Cooper’s long-term goals and shareholders’ interests on the other.
     In February 2003, the Committee granted performance-based share awards to certain of the Named Executives, other executive officers and key managers. The performance-based share awards were for a two-year performance period beginning on January 1, 2003 and ending on December 31, 2004. The Committee set performance goals tied to cumulative compound growth in earnings per share during the performance period. The Committee determined that compound earnings per share growth over the period of at least 9% was required for any payout of performance shares and at least 15% was required for a payout at the maximum level.
     In February 2005, the Committee determined that the Company had achieved compound earnings per share growth of 16% over the two-year performance period, thereby fulfilling the performance objectives at the maximum level of performance established by the Committee in February 2003. In order to earn the performance shares, participants were generally required to remain actively employed by the Company through February 11, 2006. Mr. Riley was required to remain actively employed until reaching mandatory retirement on November 30, 2005. Based on the satisfaction of the performance criteria, the specific awards earned by the Named Executives are as follows: H. J. Riley, Jr. 77,700 shares; K. S. Hachigian 16,950 shares; T. A. Klebe 15,000 shares; D. K. Schumacher 13,200 shares; and D. R. Sheil 13,200 shares. The performance-based share awards earned by Mr. Riley are shown as 2005 compensation in column (h) of the Summary Compensation Table because the award restrictions lapsed upon Mr. Riley’s retirement as a Cooper employee in 2005. For the other Named Executives, the performance-based share awards will be shown as 2006 compensation because the restrictions lapsed in February 2006.
     In February 2005, except for Mr. Riley, the Committee granted stock options to the Named Executives under the Stock Plan. The Committee also granted stock options to other executives and upper level management employees. The stock options expire seven years after the date of grant and become exercisable over a three-year period with one-third vesting in each successive year so that the option is fully exercisable after three years. The options granted in February 2005 have an exercise price equal to the fair market value on the date of grant, which was $70.94 per share. In February 2005, except for Mr. Riley, the Committee also granted performance-based share awards to the Named Executives, other executive officers and key managers. The performance-based share awards are for a three-year performance period beginning on January 1, 2005 and ending on December 31, 2007. The Committee determined that compound earnings per share growth over the three-year performance period of at least 4% is required before any award is earned and at least 16% is required for a payout at the maximum level.
     In February 2002 and February 2003, the Committee awarded grants of restricted stock units to certain of the Named Executives, including the Chief Executive Officer, in order to provide financial incentives to remain in the employ of Cooper for a period of 3 to 5 years to ensure management continuity. The Committee believed that management continuity was vital to the Company’s long-term success, particularly in view of the significant issues confronting Cooper at the time from the uncertain economic environment and the Federal-Mogul bankruptcy issue. In 2005, the Committee approved granting restricted stock units to Mr. Isabella to replace equity compensation forfeited upon his resignation from his prior employer. The restricted awards to the Named Executives and other key executives will be forfeited in the event the executive terminates employment before restrictions lapse.

Chairman and Chief Executive Officer Compensation
     Mr. Riley has served as Chairman and Chief Executive Officer since 1996. On May 1, 2005, Mr. Riley relinquished his position as Chief Executive Officer, but remained Chairman of the Board of Directors. He retired from active employment on November 30, 2005 but remained non-executive Chairman until the Board of Directors’ meeting on February 14, 2006. While actively employed in 2005, Mr. Riley’s base annual salary was $1,100,000. As nonemployee Chairman from December 1, 2005 through February 14, 2006, Mr. Riley received no salary.
     Upon his promotion to President and Chief Executive Officer on May 1, 2005, Mr. Hachigian’s base annual salary was increased from $600,000 to $800,000 and his annual bonus opportunity increased from 140% to 180% of his salary midpoint.
     In February 2006, under the MAIP, the Committee awarded Mr. Riley a cash bonus of $2,184,200 and Mr. Hachigian a cash bonus of $2,000,000 after reviewing Cooper’s performance and the performance goals established under the MAIP for 2005. The cash bonus to Mr. Hachigian includes an additional amount payable outside the MAIP for contributions and leadership following his promotion to Chief Executive Officer effective May 1, 2005. As with the other Named Executives, Messrs. Riley and Hachigian’s goals under the MAIP were based on earnings per share and free cash flow performance. The Committee credited Messrs. Riley and Hachigian with achieving strong earnings growth and excellent cash flow performance. Earnings per share from continuing operations rose 15% to $4.12 per share in 2005, compared with $3.58 per share for 2004. Free cash flow exceeded net income by more than 25%. Specific accomplishments during 2005 included strong financial results despite highly competitive market conditions, revenue growth of 6% and improved operating margins, excellent cash flows from operational enhancements and effective management of working capital. The Committee also recognized Messrs. Riley and Hachigian’s management development and succession planning activities as well as other steps taken to position the Company for future growth through corporate initiatives such as the Cooper Connection distributor relationship program, manufacturing and productivity improvement initiatives, implementation of a common corporate-wide enterprise business system and efforts to expand the Company’s global commercial presence.
     In February 2005, the Committee determined that the Company had achieved compound earnings per share growth of 16% for the two-year performance period beginning on January 1, 2003 and ending on December 31, 2004, thereby fulfilling the performance objectives at the maximum level of performance established by the Committee in February 2003. In order to earn the performance shares, Mr. Riley was required to remain actively employed by the Company until his mandatory retirement in November 2005. Based on the satisfaction of the performance criteria, Mr. Riley received 77,700 performance shares in February 2006. Mr. Hachigian also earned a performance share award which required him to remain actively employed until February 11, 2006. Based upon his satisfaction of the performance criteria, Mr. Hachigian received a distribution of 16,950 shares.
     In 2005, the Committee granted 150,000 stock options to Mr. Riley under the Stock Plan. Mr. Hachigian was awarded 100,000 stock options, including 52,500 stock options in recognition of his promotion to Chief Executive Officer. The options are shown on the table “Option Grants in Last Fiscal Year” on page 16. The Committee also granted Mr. Hachigian the performance-based share awards shown in the table “Long-Term Incentive Plan – Awards in Last Fiscal Year” on page18. The Committee determined the number of option shares and performance-based shares awarded to Messrs. Riley and Hachigian using the same criteria as for other executive officers and with the advice of Pearl Meyer, a compensation consulting firm. The Committee believes that the equity compensation awards granted to Messrs. Riley and Hachigian are competitive with awards provided to chief executive officers of other industrial companies in the Hay Survey of Compensation Practices and other compensation studies used by the Committee to establish compensation policies. Through the stock options and performance-based share awards, a significant portion of Messrs. Riley and Hachigian’s compensation is tied directly to our financial performance and overall return to shareholders.
Stock Ownership Guidelines and Stock Retention Requirements
     Effective January 1, 1996, the Committee established stock ownership guidelines for executive officers and certain other key executives as a way to align more closely the interests of the key executives with those of the shareholders. These key executives were required to make continuing progress toward compliance with the guidelines during the five-year period beginning January 1, 1996 and to fully comply with the guidelines by December 31, 2000.

     Any officers appointed after January 1996 are subject to the guidelines and have a period of five years from appointment to comply. At the February 2004 meeting, the Committee expanded stock ownership guidelines for covered executives as follows:
Chief Executive Officer – 5.0 times base salary
Other Senior Officers, including those other officers named in the Summary
Compensation Table – 3.5 times base salary
Other officers and division presidents – 2.0 times base salary
     The Committee also established stock retention requirements which require that covered executives retain 75% of net shares acquired through the exercise of stock options or other grants under the Stock Plan until the executive is in compliance with applicable stock ownership guidelines. Thereafter, covered executives are required to retain at least 25% of net shares for at least one year after acquisition. In expanding the stock ownership guidelines and implementing stock retention requirements, the Committee’s purpose was to further emphasize the importance of aligning the interests of management with shareholders by supporting the continuous accumulation of stock throughout an executive’s career. At its February 2006 meeting, the Committee reviewed the status of covered executives relative to compliance with the stock ownership guidelines and determined that all of the Named Executives are currently in compliance with the guidelines. Each of the Named Executives were also determined to be in compliance with the stock retention requirements adopted by the Committee in February 2004.
Omnibus Budget Reconciliation Act Implications
     The Committee has reviewed the provisions of the Omnibus Budget Reconciliation Act of 1993 and the regulations issued under the Act that impose a limit, with certain exceptions, on the amount that a publicly held corporation may deduct in any year for the compensation paid to its five most highly compensated officers. The Committee believes that the bonuses paid pursuant to the MAIP and the awards and options granted pursuant to the Stock Plan will qualify as “performance-based” compensation and will meet the requirements of the current tax law and Internal Revenue Service regulations so as to preserve the tax deductibility of the executive compensation paid pursuant to such plans.
     The Committee’s policy generally limits incentive compensation to amounts the Committee believes will be tax deductible when paid. However, in order to recognize extraordinary individual performance, in limited situations the Committee may approve bonuses that exceed pre-established annual maximums under the MAIP, which amounts would be payable under a special arrangement outside the MAIP and may not qualify for tax deductibility.

Dan F. Smith, Chairman	Linda A. Hill

Robert M. Devlin	James R. Wilson

Ivor J. Evans

OTHER COMPENSATION MATTERS
Pension Benefits
     Upon retirement, the Named Executives may be entitled to retirement benefits from the Cooper Salaried Employees Retirement Plan (“Cooper Retirement Plan”), the Cooper Industries Supplemental Excess Defined Benefit Plan (“Supplemental Plan”) and the Crouse-Hinds Officers’ Disability and Supplemental Pension Plan (“Crouse-Hinds Officers’ Plan”).
     Under the Cooper Retirement Plan, Cooper credits the individual’s plan account with four percent of each year’s total compensation up to the Social Security wage base for the year, plus eight percent of each year’s total compensation that exceeds the Social Security wage base. For this purpose, total compensation is cash remuneration paid by Cooper to or for the benefit of a member of the Cooper Retirement Plan for services rendered while an employee. For the Named Executives, the total compensation is shown in columns (c) and (d) of the Summary Compensation Table. However, neither performance-based share awards nor deferred compensation is included in total compensation for purposes of the Cooper Retirement Plan. This formula for determining benefit credits became effective on July 1, 1986.
     Benefits for service through June 30, 1986 were determined based on the retirement plan formula then in effect and converted to initial balances under the Cooper Retirement Plan. The participant receives interest credits on both initial balances and pay-based credits for benefits earned after July 1, 1986 until the participant begins to receive benefit payments. The Plan’s interest credit rate for 2005 was 2.5% and will be 4.5% for 2006. The participant may elect to receive benefits at retirement payable in the form of an escalating annuity, a level annuity with or without survivorship or a lump-sum payment.
     The Supplemental Plan is an unfunded, nonqualified plan that provides to certain employees, including the Named Executives, Cooper Retirement Plan benefits that cannot be paid from a qualified, defined benefit plan because of Internal Revenue Code restrictions. The Supplemental Plan also provides benefits equal to what would have been paid under the Cooper Retirement Plan on amounts of deferred compensation had those amounts not been deferred. The Crouse-Hinds Officers’ Plan is an unfunded, nonqualified plan that we assumed following the acquisition of Crouse-Hinds Company. Mr. Riley is entitled to benefits under the Crouse-Hinds Officers’ Plan in addition to amounts payable under our other retirement plans.
Pension Benefits

	Credited Service as	Year Individual	Annual Estimated
	of January 1, 2006	Reaches Age 65	Benefit at Age 65
Riley, Jr., H. J.	43.1	2005	$1,181,000
Hachigian, K. S.	4.8	2024	689,000
Klebe, T. A.	10.7	2019	306,000
Sheil, D. R.	19.9	2021	213,000
Isabella, P. M.	0.7	2020	122,000
Gawronski, G. L.	3.0	2027	191,000

     For each Named Executive, the table above shows current credited years of service, the year each reaches age 65, and the projected annual pension benefit at age 65 under the Cooper Retirement Plan, the Supplemental Plan and the Crouse-Hinds Officers’ Plan. The projected annual pension benefit is based on the following assumptions: benefits paid on a straight-life annuity basis; continued compensation at the 2005 levels; and an interest credit rate of 4.5%.
     Mr. Riley retired effective December 1, 2005, and elected to take lump sum distributions from the Cooper Retirement Plan and the Supplemental Plan. Mr. Riley received lump sum payments totaling $3,118,000 in December 2005 and will receive residual lump sum payments totaling $443,000 in 2006. Mr. Riley will also receive an annual pension of $820,000 from the Crouse-Hinds Officers’ Plan.

Change in Control Arrangements
Management Continuity Agreements
     Cooper has Management Continuity Agreements with the Named Executives and certain other key executives. The purpose of the agreements is to encourage the executives to carry out their duties when there is a possibility of a change in control of Cooper. The agreements are not ordinary employment agreements and do not provide any assurance of continued employment.
     If, during the two-year period following a change in control, Cooper or its successor terminates the executive’s employment other than for “cause” or the executive voluntarily terminates employment for “good reason” (as such terms are defined in the agreements), the executive shall receive a lump-sum cash payment equal to a multiple (3x in the case of the Chief Executive Officer, Chief Operating Officer and Senior and Executive Vice Presidents and 2x in the case of the other key executives) of the sum of the executive’s salary and bonus, together with the continuation of employee benefits for the number of years equal to the multiplier used to calculate the lump-sum severance payment. The executive would also receive a pro rata payment of his or her target bonus for the year of termination and a lump-sum payment equal to the incremental benefits and contributions that the executive would have received under Cooper’s various retirement and savings plans for the number of years equal to their multiplier, taking into account the severance benefits received by the executive. Finally, the agreements provide for a tax gross-up of any excise tax due under the Internal Revenue Code for these types of agreements.
Management Annual Incentive Plan
     The Named Executives participate in the Management Annual Incentive Plan, which provides an annual bonus opportunity and is designed to tie annual incentive compensation to overall corporate and individual performance. Under the Plan, which is administered by the Management Development and Compensation Committee of the Board (the “Committee”), bonuses are based upon performance goals set by the Committee in February of the bonus year. The Committee may make the award in cash or stock or a combination of both. The Plan provides that upon a change in control of Cooper, all outstanding awards will be deemed earned on a pro rata basis at the target level and will be paid in cash to each eligible executive.
Stock Incentive Plan
     The Named Executives have been granted stock options, restricted stock units and performance-based share awards under the Stock Incentive Plan (“Stock Plan”). Options granted under the Stock Plan vest over a period of three years. Options granted prior to February 11, 2003 have a 10-year term. Options granted on February 11, 2003 have a 5-year term. Options granted on February 10, 2004 and thereafter have a 7-year term. The Committee has discretion under the Plan to grant options with a term of up to ten years. Restricted stock units vest pursuant to schedules approved by the Committee. Upon vesting, the restrictions on the stock units lapse and the holder is issued one unrestricted Class A common share per restricted stock unit. Depending on the specific award, dividend equivalents are payable on restricted stock units either on the dividend payment date or upon the date when the restrictions lapse. Performance-based share awards granted under the Stock Plan may be earned based on achievement over a specified period of performance goals established by the Committee. At the end of the performance period, performance shares earned, if any, are issued and cash equal to the dividends on the performance shares is paid. The Stock Plan provides that upon a change in control of Cooper, all options will be canceled and Cooper will make a cash payment to the Named Executives equal to the difference in the fair market value of Cooper Class A common shares (or the highest price actually paid for the stock in connection with the change in control, if higher) and the option price. In addition, all outstanding performance shares will be deemed earned at the target level, all restrictions will lapse on any outstanding restricted stock units, and the Named Executives shall receive such form of consideration as they would have received had they been the owner of record of the performance shares and the shares representing restricted stock units at the time of the change of control plus a cash payment for any accrued dividends on the performance shares and restricted stock units.

Director Compensation
     A director who is also a Cooper employee receives no additional compensation for serving on the Board. We pay nonemployee directors an annual retainer fee of $45,000. In addition, nonemployee directors are paid meeting attendance fees of $2,000 for regular Board meetings, $1,500 for regular committee meetings and $2,000 for special Board or committee meetings. In 2005, the Audit Committee chairman received a supplemental annual retainer of $10,000 and each nonemployee chairman of a standing committee other than the Audit Committee received a supplemental annual retainer of $7,500. In February 2006, the Board approved paying the presiding non-management director and Audit Committee chairman supplemental annual retainers of $15,000 and each nonemployee chairman of the other standing Board Committees supplemental annual retainers of $10,000. The Board has established a stock ownership guideline of three times the annual retainer for each director.
     In lieu of receiving the annual retainer and meeting fees in cash, each nonemployee director may elect, under the Directors Deferred Compensation Plan, to defer receipt of such amounts until a date determined by the director or until retirement from the Board. Alternatively, each nonemployee director may elect to receive all or a portion of the annual retainer fee and meeting fees in Cooper Class A common shares instead of cash, under the Directors’ Retainer Fee Stock Plan, which was approved by shareholders in April 1998. The Directors’ Retainer Fee Stock Plan also provides that each nonemployee director may elect to defer the receipt of all or a portion of the shares of Cooper stock otherwise payable under the Plan.
     Prior to February 1996, under the Cooper Industries, Inc. Directors Retirement Plan, any director with at least 10 years of service as a director (counting a fractional year as a full year), or any director who retired in accordance with the Board’s director tenure policy, was entitled to receive a benefit amount equal to the annual basic retainer for nonemployee directors in effect at the time of retirement, exclusive of any special compensation for services as a committee chairman or attendance at meetings. The benefit amount was payable annually in January for the preceding year, or quarterly if elected, for the number of years in which the director served on the Board (counting a fractional year as a full year), with payment to cease with the death of the retired director. In February 1996, the Board terminated the Plan and no additional benefits have accrued after April 30, 1996. However, any benefits accrued under the Plan at that time were grandfathered.
     Under the Directors’ Stock Plan, which was approved by the shareholders in April 1996, each nonemployee director receives an annual stock award of 500 Cooper Class A common shares and 1,000 restricted stock units on each annual meeting date. Restricted stock units represent one Class A common share each and vest during the year following grant on a pro rata basis depending on the number of regularly scheduled Board meetings during the year. Restricted stock units are credited with additional shares equal to the amount of dividends that would have been paid on an equal number of outstanding shares. Upon a director’s cessation of service on the Board, restricted stock units are converted into Class A common shares and are distributed to the director in accordance with the director’s payment election. Each newly elected or appointed nonemployee director receives, upon election or appointment, a pro rata stock and restricted stock unit award according to the time remaining before the next annual meeting date. Each nonemployee director may elect under the Directors’ Stock Plan to defer receipt of all or a portion of the Class A common shares payable under the Plan until a date determined by the director or until retirement from the Board. Each nonemployee director is also granted annually a stock option for 2,000 shares at fair market value under the Directors’ Stock Plan. The option vests on the third anniversary of the date of grant and has a 10-year term. As of December 31, 2005, options for 90,000 shares were outstanding under the Directors’ Stock Plan.
     We also provide each nonemployee director with travel accident insurance coverage of $500,000 and offer a matching gift program for contributions made by directors to a broad range of educational, health, welfare and cultural organizations up to a maximum of $2,000 per year. Double matching gifts will be made, up to an additional $2,000 per year, if the gift is to a college or university and additional volunteer bonus match, up to $1,000 per year, for gifts to organizations in which the director actively volunteers such as serving as an officer, director or trustee of the organization.

AUDIT COMMITTEE REPORT
     The Audit Committee is composed of five independent directors and acts under a written charter adopted by the Board of Directors. Cooper’s management is responsible for the quality and integrity of the Company’s financial reporting process including the systems of internal controls, and the preparation of the Company’s financial statements. The independent auditors, Ernst & Young LLP, are responsible for auditing those financial statements and for expressing an opinion on the conformity of the financial statements with U.S. generally accepted accounting principles. Ernst & Young LLP is also responsible for expressing opinions on management’s assessment of and the effectiveness of Cooper’s internal control over financial reporting. The Audit Committee is responsible for monitoring and reviewing these processes on behalf of the Board of Directors, and for appointing the independent auditors, subject to shareholder approval.
     It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews and procedures. Therefore, the Audit Committee has relied on management’s representation that the financial statements have been prepared in accordance with generally accepted accounting principles and management’s assessment that Cooper’s internal control over financial reporting is effective and on the opinions of the independent auditors included in their report on Cooper’s financial statements and their report on internal control over financial reporting.
     In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2005, with Cooper’s management and representatives of the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, SEC rules and other professional standards. In addition, the Audit Committee discussed with the independent auditors their independence from Cooper and its management, and received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.
     In reliance on its review of the audited financial statements and the discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in Cooper’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Stephen G. Butler, Chairman	Dan F. Smith

Linda A. Hill	Gerald B. Smith

James J. Postl
RELATIONSHIP WITH INDEPENDENT AUDITORS
     The Audit Committee appoints, subject to shareholder approval, our independent auditors for each year. During the year ended December 31, 2005, Ernst & Young LLP was employed principally to perform the annual audit and to render other services. Fees paid to Ernst & Young LLP for each of the last two fiscal years are listed in the following table.

Year Ended
December 31	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2005	$3,786,000	$258,000	$858,000	$0

2004	3,868,000	253,000	1,049,000	28,000
     Audit fees include fees for the audit and quarterly reviews of the consolidated financial statements, the internal control audit pursuant to Section 404 of the Sarbanes-Oxley Act, statutory audits of subsidiaries required by governmental or regulatory bodies, comfort letters, consents, assistance with and review of documents filed with the SEC and accounting and financial reporting consultations and research work necessary to comply with generally accepted auditing standards. Audit-related fees principally include fees for pension and benefit plan audits. Tax fees primarily include fees for tax compliance such as tax return preparation for international subsidiaries, and tax planning and advice relating to tax audits, internal reorganizations and international operations. In 2005, tax compliance fees were $594,000 and fees for tax planning and advice were $264,000. In 2004, tax compliance fees were $734,000 and fees for tax planning and advice were $304,000. All other fees include fees for international regulatory assistance. The Audit Committee has considered the compatibility of non-audit services with the auditors’ independence.
     The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by independent auditors. These procedures include reviewing a budget for audit and permitted non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of non-audit services that are anticipated at the time the budget is submitted. Audit Committee approval is required to exceed the budget amount for any particular category of non-audit services and to engage the independent auditor for any non-audit services not included in the budget. The Committee may delegate pre-approval authority to one or more members of the Committee. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent auditors to ensure that such services are within the parameters approved by the Committee. No non-audit services were rendered pursuant to the de minimis safe harbor exception to the pre-approval requirements under Section 10A of the Securities Exchange Act of 1934.
     Representatives of Ernst & Young LLP will be present at the meeting and will be available to answer questions and discuss matters pertaining to the reports of the independent auditors contained in the financial statements included in Cooper’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005. Representatives of Ernst & Young LLP will have the opportunity to make a statement, if they desire to do so.
FORM 10-K
     A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2005 as filed with the Securities and Exchange Commission is included in the Annual Report sent to you with this proxy statement. It is also available at the “Investor Center” tab on our website (www.cooperindustries.com) or may be obtained upon request and without charge, by writing to:
Investor and Public Affairs Department
Cooper Industries, Ltd.
P.O. Box 4446
Houston, Texas 77210
PROPOSAL 2
APPOINTMENT OF INDEPENDENT AUDITORS
     Under Section 89 of the Companies Act, 1981 of Bermuda, our shareholders have the authority to appoint our independent auditors and to authorize our Audit Committee to determine the auditors’ remuneration. The Audit Committee has tentatively selected Ernst & Young LLP as independent auditors to audit our consolidated financial statements for the fiscal year ending December 31, 2006. The Board of Directors is asking shareholders to approve such appointment and authorize our Audit Committee to determine the auditors’ remuneration.
     Ernst & Young LLP acted as independent auditors for the 2005 fiscal year. Information pertaining to the services rendered by Ernst & Young LLP is included under the caption “Relationship with Independent Auditors.”
     The Board of Directors recommends a vote FOR Proposal 2.

PROPOSAL 3
APPROVAL OF THE AMENDED AND RESTATED
MANAGEMENT ANNUAL INCENTIVE PLAN
     The Board has adopted, and the shareholders are being asked to approve, the Cooper Industries Amended and Restated Management Annual Incentive Plan (the “MAIP” or the “Plan”), which is attached to this proxy statement as Appendix C. Shareholder approval of the Plan is necessary so that awards under the Plan will continue to constitute “performance-based compensation” under Section 162(m) of the Internal Revenue Code (the “Code”) and will be tax deductible by Cooper. Also, the Plan has been amended to extend the term of the Plan until March 1, 2011 and to increase the maximum annual reward that may be granted to a participant from $2.5 million to $3.0 million. We are not proposing to increase the number of shares available for issuance under the Plan.
Description of the Plan
     The Plan is designed so that payments to senior executives will constitute performance-based compensation under Section 162(m) of the Code and will be tax deductible by Cooper. The Plan furthers the Board’s policy of linking executive compensation to Cooper’s performance and shareholders’ interests as a whole. A summary of the principal features of the Plan is provided below, but is qualified in its entirety by reference to the full text of the Plan.
     The Plan was initially approved by the shareholders at the 1996 Annual Meeting. Shareholders approved amendments to the Plan at the 1998 and 2001 Annual Meetings.
Eligibility
     Participation in the Plan is limited to the Chairman; the Chief Executive Officer; the President; the Chief Operating Officer; any Executive Vice President; any Senior Vice President; and any other senior officer reporting directly to the Chief Executive Officer. There are seven persons currently eligible to participate in the Plan.
Plan Administration
     The Plan is administered by the Management Development and Compensation Committee (the “Committee”) of the Board of Directors. The Committee consists entirely of independent directors. The Committee establishes performance criteria and certifies in writing as to the achievement of performance criteria prior to payment of any awards. The Committee has the discretion to adjust the amount of any award that would otherwise be payable to a participant based upon its assessment of that participant’s performance, provided the adjustment is permitted under Section 162(m) of the Code and the total award, as adjusted, does not exceed the maximum potential award previously determined by the Committee.
     The total number of shares of Common Stock available for issuance under the Plan is 500,000 shares and is subject to adjustment in the event of any change in the number of outstanding shares by reason of a stock dividend, stock split, recapitalization or similar corporate change. Shares available for issuance under the Plan may be authorized but unissued shares. We are not proposing to increase the number of shares available for issuance under the Plan. To date, 8,751 shares have been issued under the Plan and 15,698 shares have been earned and deferred. There are 475,551 shares remaining to be issued under the Plan.
Awards
     Awards under the Plan may be paid in cash or shares or a combination of cash and shares. Subject to the Committee’s approval, a participant may request to have all or a portion of his or her award paid in shares. For amounts paid in shares, the number of shares to be paid shall be determined by dividing the amount of the award to be paid in shares by the fair market value of a share on the date the Committee determines that the award is earned. Only whole shares will be distributed; fractional shares will be paid in cash. The maximum annual award that may be granted to a participant is $3.0 million.

     The following table provides information concerning awards granted under the Plan for the 2005 fiscal year.

2005
Performance-based
Name and Position	Plan Awards (1)
Riley, Jr., H. J. – Chairman (until February 2006)	$2,184,200
Hachigian, K. S. – President and Chief Executive Officer	2,000,000
Klebe, T. A. – Senior Vice President and Chief Financial Officer	700,000
Sheil, D. R. – Senior Vice President, Human Resources and Chief Administrative Officer	200,000
Isabella, P. M. – Executive Vice President, Cooper Connection	340,000
Gawronski, G. L. – Vice President, International Operations	280,000
All Executive Officers as a Group (including those named above)	5,954,200

(1)	In February 2006, the Committee reviewed results under the MAIP for 2005 and determined earned bonus opportunity to be at the maximum performance level under the MAIP. This determination was based on significant earnings per share growth and excellent cash flow performance. Earnings per share from continuing operations rose 15% to $4.12 per share in 2005, compared with $3.58 per share for 2004. Free cash flow exceeded net income by more than 25%. The Committee credited management with achieving strong earnings growth through a combination of strategic growth initiatives and stringent cost controls despite challenges presented by highly competitive market conditions and rapid increases in energy, commodity and raw material costs. The Committee also recognized the Company’s excellent cash flow performance accomplished through operating efficiencies and effective management of working capital. Bonus payments to Messrs. Hachigian and Klebe shown above reflect additional amounts approved by the Committee beyond established MAIP annual maximums and that are payable outside the MAIP in consideration for their special contributions to achievement of the Company’s financial and strategic objectives.
Performance Goals and Measures
     The Committee establishes, no later than 90 days after the beginning of each year, performance goals for such year based upon one or more of the following performance measures: return on equity, assets, capital or investment; pre-tax or after-tax profit levels; and cash flow or similar measures. Performance goals may be identical for all participants or may be different to reflect more appropriate measures of individual performance. Performance goals include a threshold level below which no award will be payable and a maximum award opportunity for each participant. The Committee is authorized to adjust the method of calculating attainment of performance goals in recognition of nonrecurring items and may modify performance results upon which awards are based to offset unintended results arising from events not anticipated when the goals were established, provided the adjustment is permitted by Section 162(m) of the Code. Notwithstanding the attainment of performance goals for Cooper as a whole, the Committee may deny or adjust an individual participant’s award under the Plan based on its assessment of the participant’s performance, provided the adjustment is permitted under Section 162(m) of the Code and the total award, as adjusted, does not exceed the maximum award opportunity.
Change in Control
     Immediately upon a change in control, as defined in the Plan, all outstanding awards shall be deemed earned at the target performance goal level and Cooper shall make a pro rata payment to each participant within 10 days after the effective date of the change in control in an amount corresponding to the number of months elapsed in the year of the change in control.
Deferrals
     The Committee may permit participants to defer receipt of all or a portion of an award. If such amounts deferred are in shares, a deferral account will be established for the participant, and amounts equal to the dividends or distributions that would have been paid on those shares shall be credited to the participant’s deferral account. The accrued dividends or distributions shall be credited with interest. Upon a change in control, generally all amounts credited to a participant’s deferral account including shares, accrued dividends or other distributions and interest will be paid in a lump sum cash payment within 10 days after the effective date of a change in control.
Amendment, Suspension and Termination
     The Board of Directors may amend, suspend or terminate the Plan at any time except that no amendment will be effective prior to approval by the shareholders to the extent such approval is required by law or pursuant to Section 162(m) of the Code. Further, no amendment will be effective that would (1) increase the maximum amount that can be paid to a participant under the Plan, (2) change the performance criterion set forth in the Plan, or (3) modify the eligibility requirements of participants, without shareholder approval. Subject to earlier termination pursuant to the above, the Plan will terminate March 1, 2011.
     The Board of Directors recommends a vote FOR approval of the Amended and Restated Management Annual Incentive Plan.

PROPOSAL 4
APPROVAL OF AMENDED AND RESTATED DIRECTORS’ STOCK PLAN
     The Board of Directors has adopted, and the shareholders are being asked to approve, amendments to the Cooper Industries Amended and Restated Directors’ Stock Plan (the “Plan”), which is attached to this proxy statement as Appendix D. The Plan is being amended to:
•	increase by 200,000 the number of authorized shares available under the Plan, and

•	extend the term of the Plan from April 30, 2006 to April 30, 2016.
     The Plan was initially approved by the shareholders at the 1996 annual meeting and included authorization of 200,000 shares that may be issued under the Plan. As of December 31, 2005, there were 90,000 shares subject to outstanding stock options and 83,956 shares have been issued under the Plan including shares deferred as awards of restricted stock units or at the election of participants. This leaves 26,044 shares remaining available for future grants. The Board believes that the total number of shares reserved for issuance under the Plan should be increased by 200,000 shares to ensure that sufficient shares are available in the Plan for future grants. The Board believes that the Plan will promote Cooper’s growth and success by attracting, motivating and retaining the best qualified persons to serve as non-employee directors and will align more closely the interests of such directors with the interests of Cooper shareholders by encouraging stock ownership and increasing the directors’ personal interest in Cooper’s financial performance and success. A summary of the principal features of the Plan is provided below, but is qualified in its entirety by reference to the full text of the Plan.
Eligibility
     The Plan covers members of the Board who are not officers or employees of Cooper or any of its subsidiaries. The Board currently has eight nonemployee directors.
Administration of the Plan
     Cooper’s Board of Directors or a committee appointed by the Board will construe, interpret and, to the extent required, administer the Plan. Subject to the amendment and termination provisions of the Plan described below, the Board has no discretionary authority with respect to the amount, price or timing of any grants made under the Plan and no director may participate in any decision relating solely to his or her benefits. Subject to the foregoing, the Board may resolve any questions and make all other determinations and adjustments required by the Plan, maintain all the necessary records for the administration of the Plan and provide forms and procedures to facilitate the implementation of the Plan.
Awards of Stock and Restricted Stock Units
     Each nonemployee director receives annually on the date of Cooper’s annual meeting of shareholders an award of 500 Cooper shares and an award of 1,000 restricted stock units. Nonemployee directors appointed or elected to the Board after the date of the annual meeting of shareholders will receive pro rata awards of Cooper shares and restricted stock units for the portion of the year remaining before the next annual meeting of shareholders. Each restricted stock unit represents the right to receive one Cooper Class A common share upon the nonemployee director ceasing to serve on the Board for any reason. A nonemployee director cannot exchange restricted stock units awarded under the Plan for Class A common shares prior to such nonemployee director ceasing to serve on the Board.
     Each nonemployee director may elect to defer receipt of all or any percentage of the shares payable to him or her pursuant to awards of stock and restricted stock units. Deferred shares and restricted stock units shall be credited with an amount equal to dividends that would have been paid on an equal number of outstanding Cooper Class A common shares. Dividend equivalents will be converted into additional deferred shares or restricted stock units, as applicable, based on fair market value of a Class A common share on the dividend payment date.

     A nonemployee director is 100% vested in his or her deferred shares at all times. Restricted stock units vest on a pro rata basis upon each regular Board meeting between the grant date and Cooper’s next annual meeting of shareholders. When a nonemployee director ceases his or her service on the Board for any reason including death or retirement in accordance with the Board’s retirement policy, he or she forfeits any nonvested restricted stock units.
Award of Stock Options
     Each nonemployee director also receives annually on the date of Cooper’s annual meeting of shareholders a nonstatutory stock option to purchase 2,000 Cooper Class A common shares. The option exercise price is the fair market value of Cooper Class A common shares on the date of grant of the award.
     Each option becomes exercisable on the third anniversary of the grant date. If, prior to the third anniversary of the grant date, a nonemployee director ceases to be a director of Cooper for any reason other than death or retirement in accordance with the Board’s retirement policy, his or her options will terminate immediately. The duration of the option rights is 10 years from the grant date, provided that after a nonemployee director ceases to be a member of the Board for any reason, including death or retirement in accordance with the Board’s retirement policy, all vested options may be exercised for the remaining term of the options or for a period of five years, whichever is less.
Plan Awards for 2005
     On April 26, 2005, the eight nonemployee directors as a group received awards under the Plan for 4,000 shares, 8,000 restricted stock units and stock options for 16,000 shares in the aggregate. On the date of the awards, the fair market value of Cooper Class A common shares was $65.20. The closing price of Cooper Class A common shares on the New York Stock Exchange on March 1, 2006 was $83.00.
Shares Subject to the Plan
     The shares available for issuance under the Plan are Cooper Class A common shares. Since the Plan’s inception in 1996, the aggregate number of shares available for awards under the Plan is 200,000 shares, excluding the 200,000 shares being submitted for shareholder approval at the 2006 annual meeting. Of the 200,000 shares previously approved by shareholders, 26,044 shares remain available for issuance. The number of shares available for awards under the Plan is subject to adjustment for any stock split, stock dividend or certain other changes in Cooper’s capitalization. Cooper stock related to awards that expire or terminate unexercised or not vested are available for future awards.
Changes in Control
In the event of a Change in Control (as defined in the Plan):
•	all outstanding options shall vest automatically, all outstanding options shall then be canceled and Cooper shall make a cash payment to each nonemployee director with an outstanding option in an amount equal to the excess of the Change of Control Price (as defined in the Plan) over the option exercise price times the number of shares subject to the outstanding options;

•	all deferred shares shall be issued immediately, or if Cooper Class A common shares are no longer trading on the stock exchange, shall be paid immediately in cash based on the Change in Control Price; and

•	all restricted stock units shall be converted into unrestricted Cooper Class A common shares and issued immediately, or if such Cooper shares are no longer trading on the stock exchange, shall be paid immediately in cash based on the Change in Control Price.
     Notwithstanding the foregoing, Cooper may choose to issue shares in lieu of making a cash payment. In the event of a corporate merger, consolidation, exchange of shares or other similar corporate change, the Board may substitute new options for previously issued options or assume previously issued options as part of an adjustment of those options to reflect the corporate change that has occurred.
Nontransferability of Options
     A nonemployee director may not transfer an option granted under the Plan other than by will or by the laws of descent and distribution.

Amendment and Termination of Plan
     The Plan became effective April 30, 1996. If approved by shareholders, the Plan’s term will be extended from April 30, 2006 to April 30, 2016. Any options outstanding on April 30, 2016 will continue to be outstanding and exercisable in accordance with their terms. The Board may amend or terminate the Plan at any time, provided that no amendment or termination may adversely affect the rights of any nonemployee director with respect to outstanding options without such nonemployee director’s consent. No amendment shall be effective prior to approval by Cooper’s shareholders to the extent such approval is then required pursuant to applicable stock exchange rules or SEC regulations.
United States Federal Income Tax Aspects
     The following summary generally describes the principal federal income tax consequences under current tax laws of certain events under the Plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular nonemployee director or to Cooper, nor does it describe foreign, state or local tax consequences.
Stock Awards
     In general, upon an award of Cooper shares to a nonemployee director, he or she will realize ordinary income equal to the fair market value of the shares. If a nonemployee director elects to defer the receipt of shares payable pursuant to an award, recognition of ordinary income is also deferred until the shares are distributed. At that time, the director will recognize ordinary income equal to the fair market value of the shares on the distribution date, including shares received as dividend equivalents. Any gain or loss recognized upon a subsequent sale or exchange of the shares obtained as an award under the Plan will be capital gain or loss, and will be long-term or short-term depending on the holding period of the shares. Cooper will be entitled to a deduction equal to the ordinary income recognized by the nonemployee director in the same taxable year in which the director recognizes such income.
Restricted Stock Units
     A nonemployee director generally will not recognize taxable income upon the grant of restricted stock units, and the recognition of any income will be postponed until the nonemployee director ceases to be a member of the Board and Cooper shares representing the restricted stock units are distributed. At that time, ordinary income will be recognized equal to the fair market value of the Cooper shares on the distribution date. A nonemployee director may elect to be taxed at the time of the grant of the restricted stock units and, if this election is made, ordinary income will be recognized equal to the fair market value of the restricted stock units at the time of grant determined without regard to any restrictions. Cooper will be entitled to a deduction equal to the ordinary income recognized by the nonemployee director in the same taxable year in which the director recognizes such income.
Nonstatutory Stock Options
     All options granted under the Plan are nonstatutory options. The grant of stock options will not result in taxable income for the nonemployee director. The exercise of a stock option will result in ordinary income for the nonemployee director, and a deduction for Cooper, measured by the difference between the option price and the fair market value of the shares received at the time the option is exercised. The nonemployee director’s basis in these shares will be their fair market value when purchased. Any gain or loss upon a subsequent sale or exchange of the shares obtained upon exercise of an option under the Plan will be capital gain or loss, and will be long-term or short-term depending on the holding period for the shares.
     Special rules apply to a nonemployee director because each is subject to Section 16(b) of the Exchange Act. Certain additional special rules may apply if the exercise price for an option is paid for with shares previously owned by the nonemployee director rather than in cash.
     The Board of Directors recommends a vote FOR approval of the Amended and Restated Directors’ Stock Plan.

PROPOSAL 5
SHAREHOLDER PROPOSAL RELATING TO
GLOBAL HUMAN RIGHTS STANDARDS
     The New York City Teachers’ Retirement System, owner of 3,150 Cooper Class A common shares, the New York City Employees’ Retirement System, owner of 3,755 Cooper Class A common shares, and the New York City Fire Department Pension Fund, owner of 1,300 Cooper Class A common shares, through their custodian and trustee, The Office of the Comptroller of New York City, 1 Centre Street, New York, N.Y. 1007-2341, have informed us that they intend to present the following proposal at the meeting.
GLOBAL HUMAN RIGHTS STANDARDS
Whereas, Cooper Industries, Ltd. currently has extensive overseas operations, and
Whereas, reports of human rights abuses in the overseas subsidiaries and suppliers of U.S.-based corporations has led to an increased public awareness of the problems of child labor, “sweatshop” conditions, and the denial of labor rights in U.S. corporate overseas operations, and
Whereas, corporate violations of human rights in these overseas operations can lead to negative publicity, public protests, and a loss of consumer confidence which can have a negative impact on shareholder value, and
Whereas, a number of corporations have implemented independent monitoring programs with respected human rights and religious organizations to strengthen compliance with international human rights norms in subsidiary and supplier factories, and
Whereas, many of these programs incorporate the conventions of the International Labor Organization (ILO) on workplace human rights, and United Nations’ Norms on the Responsibilities of Transnational Corporations with Regard to Human Rights (“UN Norms”), which include the following principles:
1.	All workers have the right to form and join trade unions and to bargain collectively. (ILO Conventions 87 and 98; UN Norms, section D9).

2.	Workers representatives shall not be the subject of discrimination and shall have access to all workplaces necessary to enable them to carry out their representation functions. (ILO Convention 135; UN Norms, section D9).

3.	There shall be no discrimination or intimidation in employment. Equality of opportunity and treatment shall be provided regardless of race, color, sex, religion, political opinion, age, nationality, social origin or other distinguishing characteristics. (ILO Conventions 100 and 111; UN Norms, section B2).

4.	Employment shall be freely chosen. There shall be no use of force, including bonded or prison labor. (ILO Conventions 29 and 105; UN Norms, section D5).

5.	There shall be no use of child labor. (ILO Convention 138; UN Norms, section D6), and
Whereas, independent monitoring of corporate adherence to these internationally recognized principles is essential if consumer and investor confidence in our company’s commitment to human rights is to be maintained.
Therefore, be it resolved that the shareholders request that the company commit itself to the implementation of a code of conduct based on the aforementioned ILO human rights standards and the United Nations’ Norms on the Responsibilities of Transnational Corporations with Regard to Human Rights, by its international suppliers and in its own international production facilities, and commit to a program of outside, independent monitoring of compliance with these standards.

RECOMMENDATION OF THE BOARD OF DIRECTORS
The Board of Directors recommends a vote AGAINST Proposal 5.
     Cooper has a long-standing and well-recognized record to support workplace human rights wherever Cooper does business worldwide. Cooper’s Code of Ethics and Business Conduct (“Code”), initially developed in 1961, has been translated into five languages and distributed to all employees worldwide. The Code is available on the Company’s website at www.cooperindustries.com/common/governance. The Code and Cooper’s human resources policies and programs are based on the principle that all employees must be treated with dignity and respect. Cooper’s existing policies and practices already address the concerns expressed in the above proposal and ensure compliance with global human rights standards. Specifically, the Code and existing policies and practices address the following matters:
•	Cooper’s Code provides that employees are free to select collective bargaining representation.

•	The Code also provides that where trade unions are present, Cooper will deal with them fairly and conduct negotiations in a purposeful and non-adversarial manner. Accordingly, worker representatives shall not be the subject of discrimination and shall have access to all workplaces necessary to enable them to carry out their representation functions.

•	Cooper’s policy concerning equal employment opportunities provides individuals full equality of opportunity without regard to an individual’s race, color, religion, sex, age, national origin, or mental or physical disability.

•	Cooper prohibits the use of forced labor and child labor. Cooper does not employ any person younger than 16 years of age.
     Cooper enforces its Code and other policies affecting workplace human rights through a well-developed compliance program. Cooper’s compliance function, which is headed by an executive officer, oversees the worldwide distribution of the Code, compliance with its standards and enforcement efforts. The compliance program includes a hotline that Cooper employees and others are encouraged to use to report potential violations of the Code. Anyone contacting the hotline may provide his or her name or report anonymously. Each report is investigated and actions are taken as needed to address any violations and to prevent reoccurrence.
     In addition, compliance procedures include auditing programs to periodically review Company facilities worldwide for compliance with local law and Cooper’s standards concerning workers’ health and safety. In light of the Company’s well-developed compliance process, Cooper management believes that the outside monitoring advocated by the proponent is unnecessary and that workplace standards are better served by Cooper’s commitment to continuously improve and devote resources to its internal programs that are dedicated to achieving the same goals.
     For the reasons outlined above, the Board of Directors recommends a vote AGAINST the shareholder proposal.

Appendix A
Cooper Director Independence Standards
     In order to be considered independent under the rules of the New York Stock Exchange (“NYSE”), the Board must determine that a director does not have any direct or indirect material relationship with Cooper. The Board has established the following guidelines to assist it in determining director independence under the NYSE rules. Any director who meets the following standards will be deemed independent by the Board:
1.	The director was not employed by Cooper, and no immediate family member of the director was employed by Cooper as an executive officer, within the preceding three years.

2.	The director was not affiliated with or employed by, and no immediate family member of the director was affiliated with or employed in a professional capacity by, Cooper’s present or former independent auditor, within the preceding three years.

3.	The director was not employed as an executive officer by, and no immediate family member of the director was employed as an executive officer by, any company for which any present Cooper executive officer served as a member of such company’s compensation committee within the preceding three years.

4.	The director did not receive, and no member of the director’s immediate family received, direct compensation in excess of $100,000 per year from Cooper during any of the last three years (other than director and committee fees, pension or other deferred payments that are not in any way contingent on continued service to Cooper, and compensation received by any immediate family member for service as a non-executive officer of Cooper).

5.	If the director is an executive officer or an employee of, or if any immediate family member is an executive officer of, another company that does or has done business with Cooper, the annual payments to, or payments received from, Cooper for property or services by such company in each of the last three fiscal years were less than the greater of $1 million or two percent of the annual consolidated gross revenues of such company.

6.	If the director is a member of Cooper’s Audit Committee, the director has not, other than in his or her capacity as a director, accepted directly or indirectly any consulting, advisory, or other compensatory fee from Cooper or any of its subsidiaries. “Compensatory fees” do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with Cooper, provided that such compensation is not contingent on future service.

7.	If the director serves as an executive officer, director or trustee of a charitable organization to which Cooper makes contributions, other than the United Way, Cooper’s discretionary annual contributions to such organization are less than the greater of $1 million or two percent of such organization’s total annual charitable receipts.

8.	The director’s ownership, direct or indirect, of Cooper Class A common shares is less than 5% of the total outstanding Cooper Class A common shares.
     If any relationship exists between Cooper and any director that is not addressed by the standards set forth above, the directors meeting these standards shall determine whether such relationship impairs the independence of such director.

A - 1

Appendix B
Cooper Industries, Ltd.
Audit Committee Charter
Purpose and Processes
     The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities relating to:
•	the integrity of the Company’s financial statements;

•	the financial reporting process;

•	the systems of internal accounting and financial controls;

•	the performance of the Company’s internal audit function and independent auditors;

•	the independent auditors’ procedures concerning qualifications and independence; and

•	the Company’s compliance with legal and regulatory requirements and ethics programs as established by management.
The Committee shall also prepare the report required by the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement.
     The independent auditors shall report directly to the Committee. The Committee shall regularly report to the Board on the results of its activities and submit to the Board any recommendations the Committee may have from time to time. The Company’s internal audit staff has a dual reporting relationship, directly to the Committee and to the Senior Vice President, General Counsel and Chief Compliance Officer of the Company. The Company shall provide appropriate funding, as determined by the Committee, for compensation to the independent auditors for preparing or issuing audit reports or performing other audit, review or attest services and for administrative expenses of the Committee that are necessary or appropriate for carrying out its duties.
     The Committee may, from time to time, adopt rules and make provisions as deemed appropriate for the conduct of meetings, considering, acting upon and recording matters within its authority and making such reports to the Board as it may deem appropriate. In discharging its oversight role, the Committee is empowered to investigate any matter within the scope of its authority and may engage independent legal, accounting or other advisors to assist in its investigations as it deems necessary. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to any advisors employed by the Committee to assist in such investigations.
Membership
     Committee members shall be appointed by the Board on recommendation of the Committee on Nominations and Corporate Governance. The Committee shall be comprised of not less than three directors. Each member shall be a director who is independent of management and the Company. Members shall be considered independent as long as they do not accept any consulting, advisory, or other compensatory fees from the Company (other than director’s compensation), are not an affiliated person of the Company or its subsidiaries, and satisfy the independence requirements of the Company and the applicable stock exchange listing standards. All members shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. In addition, at least one member of the Committee shall be an “audit committee financial expert,” as defined by regulations of the SEC.

Key Responsibilities
     The Committee’s job is one of oversight, and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements and that the independent auditors are responsible for auditing the Company’s annual financial statements and for reviewing the Company’s unaudited interim financial statements. Additionally, the Committee recognizes that the Company’s financial management (including the internal audit staff), as well as the independent auditors, have more time, knowledge and more detailed information on the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.
     The Board has delegated to the Committee the following duties and responsibilities:
•	Appoint and terminate the Company’s independent auditors (subject, if applicable, to shareholder ratification or approval).

•	Review and pre-approve all audit and permitted non-audit services provided by the independent auditors. The Committee may delegate pre-approval authority to one or more members of the Committee. The decisions of any Committee member(s) to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

•	Review with the independent auditors the planned scope and results of their audit.

•	Meet to review and discuss with management and the independent auditors the annual financial statements and quarterly financial statements, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; consider any matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards; review with the independent auditors any audit problems or difficulties and management’s response; and resolve any disagreements between management and the auditor regarding financial reporting.

•	Receive reports from the independent auditors on the critical accounting policies and practices of the Company and the alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

•	Meet periodically with management, the internal auditors, and the independent auditors in separate executive sessions to discuss issues and concerns warranting Committee attention.

•	At least annually, obtain and review a report by the independent auditors describing:
(a)	The audit firm’s internal quality control procedures;

(b)	Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

(c)	All relationships between the independent auditors and the Company (to assess the auditors’ independence).
•	Review the scope and results of the Company’s internal audit program.

•	Discuss policies with respect to risk assessment and risk management, including a review of matters involving major financial risk exposures to the Company and actions management has taken to monitor and control such exposures.

•	Review the Company’s Code of Ethics and Business Conduct and the procedures for monitoring compliance including procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters. At least annually, review compliance with applicable laws, regulations and the Code of Ethics and Business Conduct, including a review of any reports by attorneys representing the Company of any material violation of laws or breach of fiduciary duties.

•	Review filings made with the SEC as required.

•	Review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

•	Set clear hiring policies for employees or former employees of the independent auditors that meet the SEC regulations and applicable stock exchange listing standards.

•	Review and reassess the adequacy of its charter on an annual basis.

•	Conduct an annual performance evaluation of the Committee.

Appendix C
COOPER INDUSTRIES
AMENDED AND RESTATED
MANAGEMENT ANNUAL INCENTIVE PLAN
(As Amended and Restated February 13, 2006)
I. Purpose of the Plan
     The Cooper Industries Amended and Restated Management Annual Incentive Plan is intended to provide Cooper Industries, Ltd. (“the Company”) a means by which it can engender and sustain a sense of personal commitment on the part of its Senior Executive Officers in the continued growth, development and financial success of the Company and encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may award to Senior Executive Officers annual incentive compensation on the terms and conditions established herein.
     The total number of shares of Common Stock available for issuance under this Plan is 500,000, subject to adjustment as provided pursuant to the terms of Article XVII of the Plan. Shares available for issuance under this Plan may be authorized and unissued Shares, as the Company may determine from time to time.
II. Definitions
     2.1 “Affiliates” shall have the meaning set forth in Rule 12b-2 under Section 12 of the
     Exchange Act.
     2.2 “Annual Incentive Award” or “Award” means the compensation payable in cash or Shares granted under the Plan to a Participant by the Committee pursuant to such terms, conditions, restrictions and limitations established by the Committee and the Plan.
     2.3 “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are properly filed on a Form 13-G.
     2.4 “Board” means the Board of Directors of the Company.
     2.5 For all purposes of the Plan, a “Change in Control” shall be deemed to have occurred if any of the following events shall have occurred:
          (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (a) of paragraph (iii) below; or
          (ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or
          (iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (a) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the board of directors of the Company, the surviving entity or any parent thereof, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities; or
          (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
     2.6 “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     2.7 “Commission” means the Securities and Exchange Commission.
     2.8 “Committee” means the Management Development and Compensation Committee of the Board, or such other committee designated by the Board to administer the Plan, provided that the Committee shall consist of three or more persons each of whom is an “outside director” within the meaning of Section 162(m) and a “disinterested person” within the meaning of Rule 16b-3 under the Exchange Act.
     2.9 “Exchange Act” means the Securities Exchange Act of l934, as amended from time to time.
     2.10 “Participant” means a Senior Executive Officer of the Company who is selected by the Committee to participate in the Plan.
     2.11 “Plan” means the Cooper Industries Amended and Restated Management Annual Incentive Plan (as amended and restated February 13, 2006).
     2.12 “Performance Goals” shall be defined as the performance criterion or criteria established by the Committee, pursuant to Section V hereof, for the purpose of determining Awards under the Plan.
     2.13 “Performance Period” means the consecutive 12 month period that constitutes the Company’s fiscal year.
     2.14 “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company or (v) any individual, entity or group whose ownership of securities of the Company is reported on Schedule 13G pursuant to Rule 13d-1 promulgated under the Exchange Act (but only for so long as such ownership is so reported).
     2.15 “Section 162(m)” means Section 162(m) of the Code and the regulations promulgated thereunder.
     2.16 “Senior Executive Officer” means the Chairman; Chief Executive Officer; President; Chief Operating Officer; any Executive Vice President; any Senior Vice President; or any other senior officer reporting directly to the Chief Executive Officer who is designated as a Participant in the Plan.
     2.17 “Voting Stock” means securities entitled to vote in an election of Directors of the Company.
     2.18 “Shares” or “Common Stock” shall mean the Class A common shares, par value $0.01 a share, of the Company and other such securities of the Company as the Committee may from time to time determine.

III. Administration
     3.1 The overall administration of the Plan, including the final determination of Awards to each Participant, is vested in the Committee.
     3.2 Determinations of the Committee in administering the Plan shall be final and binding upon all Participants.
IV. Eligibility
     Participation in the Plan shall be limited to Senior Executive Officers. Participants will be selected for participation annually by the Committee not later than 90 days after the commencement of the Performance Period. The Committee may withdraw its approval for participation in the Plan for a Participant at any time. In the event of such withdrawal, such Participant shall cease to be a Participant as of the date designated by the Committee and the individual shall be notified of such withdrawal as soon as practicable following such action. Further, such individual shall cease to have any right to an Award for the Performance Period in which such withdrawal is effective; provided, however, that the Committee may, in its sole discretion, authorize a prorated award based on the number of full months of participation prior to the effective date of such withdrawal and the Company’s performance during such period.
V. Performance Goals and Measures
     5.1 Performance Goals shall be established by the Committee not later than 90 days after commencement of the Performance Period relating to a specific Award. The Performance Goals may be identical for all Participants or, at the discretion of the Committee, may be different to reflect more appropriate measures of individual performance. The criterion or criteria used in establishing Performance Goals may, at the discretion of the Committee, include one or any combination of the following: (i) the Company’s return on equity, assets, capital or investment; (ii) pre-tax or after-tax profit levels expressed in absolute dollars or earnings per share of the Company; or (iii) cash flow or similar measure. The Performance Goals established by the Committee shall include a threshold level of performance below which no Award will be payable and a maximum Award opportunity for each Senior Executive Officer. The determination of attainment of the Performance Goals shall be determined in accordance with generally accepted accounting principles and certified in writing by the Committee.
     5.2 The Committee shall be authorized to make adjustments in the method of calculating attainment of Performance Goals in recognition of: (i) extraordinary or non-recurring items, (ii) changes in tax laws, (iii) changes in generally accepted accounting principles or changes in accounting policies, (iv) charges related to restructured or discontinued operations, (v) restatement of prior period financial results, and (vi) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company’s financial statements. Notwithstanding the foregoing, the Committee may, at its sole discretion, modify the performance results upon which Awards are based under the Plan, to offset any unintended result(s) arising from events not anticipated when the Performance Goals were established, provided that such adjustment is permitted by Section 162(m).
VI. Awards
     6.1 Awards under the Plan shall be paid in cash or Shares, or a combination of cash and Shares, as provided in Sections 6.3 and 6.4.
     6.2 At the first meeting of the Committee after the expiration of the Performance Period, the Committee shall review the prior year’s performance in relation to the Performance Goals and determine the level of achievement of the Performance Goals. Payment of Annual Incentive Awards to Participants under the Plan shall occur only after the Committee has certified in writing that the Performance Goals have been achieved for the relevant Performance Period. Notwithstanding the attainment of Performance Goals for the Company as a whole, Awards for individual Participants under the Plan may be denied or adjusted by the Committee, in its sole judgment, based on its assessment of the Participant’s performance. However, no upward adjustment may be made to an Award for a Participant if Section 162(m) would limit the deduction the Company may claim for that Participant’s compensation. Further, the total Award, as adjusted, shall not exceed the maximum Award opportunity. The maximum Annual Incentive Award that may be granted to a Senior Executive Officer under the Plan for any Performance Period shall be $3.0 million.

     6.3 The Committee in its sole discretion may determine to pay any earned Annual Incentive Awards in cash or Shares or a combination of cash and Shares.
     6.4 A Participant may request to have all or a portion of the Annual Incentive Award, when earned, paid in Shares. Such request shall be made by delivering to the Company at the office of its Secretary a notice setting forth that portion (expressed as a percentage) of the Award for which the Participant desires to receive Shares. The Committee shall consider the request and have absolute discretion to determine the extent to which the request shall be approved.
     6.5 With respect to any Awards paid in Shares, the number of Shares to be paid shall be determined by dividing the amount of the Award to be paid in Shares by the fair market value of a Share on the date the Committee approves the Award pursuant to Section 6.2. Only whole Shares will be distributed; fractional Shares will be paid in cash.
     6.6 Shares will be issued to the Participant as soon as practicable after the Committee makes its determination under Section 6.2, unless the Participant elects to defer receipt of all or a portion of the Annual Incentive Award that is to be paid in Shares as provided in Section 7.2.
VII. Deferrals and Settlements
     7.1 The Committee may permit Participants to elect to defer receipt of all or a portion of the Annual Incentive Award under administrative policies established pursuant to the Company’s Management Incentive Compensation Deferral Plan for cash deferrals. It also may provide that amounts be credited with interest.
     7.2 If the Participant elects to defer the receipt of Shares, the Shares shall be credited to a deferral account in the Participant’s name and shall be credited with all dividends or other distributions, as and when paid by the Company with respect to Shares. Accrued dividends or other distributions shall be credited with interest at the rate provided in the Company’s Management Incentive Compensation Deferral Plan. Until the Shares are issued to the Participant, the Participant shall have no other rights as a shareholder of the Company. Except as otherwise provided in Article X, the Shares and accrued interest, dividends and other distributions shall be distributed to the Participant as provided in the Participant’s deferral election and as approved by the Committee.
VIII. Withholding Taxes
     The Company shall have the right to deduct from any payment to be made pursuant to the Plan the amount of any taxes required by law.
IX. No Right to Continued Employment or Awards
     No person shall have any claim or right to be granted an Award, and the granting of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any of its subsidiaries. Further, the Company and its subsidiaries expressly reserve the right at any time to terminate the employment of any Participant free from any liability under the Plan; except that a Participant, who meets or exceeds the Performance Goals for the Performance Period and was actively employed for the full term of the Performance Period, will be eligible for an Award even though the Participant is not an active employee of the Company at the time the Committee grants Awards under the Plan.
X. Change in Control
10.1 (i) Vesting. Immediately upon a Change in Control, all outstanding Awards shall be deemed earned at the Target Performance Goal level with respect to the portion of such Award equal to the amount of such Target Performance Goal level Award for the Participant multiplied by a fraction, the numerator of which is the number of months elapsed in the year of the Change in Control (with any partial month counted as a full month for such purpose) and the denominator of which is 12 (such Award to be called the “Earned Pro Rata Award”).
     (ii) Deferral. In connection with a Change in Control, the Committee may permit Participants to change a prior deferral election with respect to amounts deferred pursuant to Article VII of the Plan, under such administrative policies as the Committee may establish under the Plan, which policies shall not be inconsistent with the provisions of

Article VII of the Plan. Shares held in deferral accounts under the Plan shall, following such Change in Control, be denominated in (a) such form of consideration as the Participant would have received had the Participant been the owner of record of such Shares at the time of such Change in Control, in the case of a Change in Control With Consideration and (b) Shares, in the case of a Change in Control Without Consideration.
     (iii) Definitions. “Change in Control With Consideration” shall mean a Change in Control in which Shares are exchanged or surrendered for shares, cash or other property. “Change in Control Without Consideration” shall mean a Change in Control pursuant to which Shares are not exchanged or surrendered for shares, cash or other property.
10.2 Payment. The Company shall, within 10 days after the occurrence of a Change in Control, make, or cause to be made, a lump sum cash payment to the Participant equal to the value of the sum of (a) in the absence of a timely redeferral election by a Participant, all amounts credited to a Participant’s deferral account, including accrued interest, dividends and other distributions, and (b) the Earned Pro Rata Award.
XI. Amendment, Modification, Suspension or Termination
     The Board may amend, modify, suspend or terminate (individually or in the aggregate, a “Change”) this Plan for any purpose except that: (i) no Change shall be effective prior to approval by the Company’s shareholders to the extent that such approval is then required pursuant to Section 162(m) of the Code or otherwise required as a matter of law; (ii) no Change to the Plan shall be effective that would (a) increase the maximum amount that can be paid to a Participant under the Plan, (b) change the performance criterion or criteria set forth in Section V hereof for the payment of Awards or (c) modify the eligibility requirements for Participants in the Plan unless first approved by the Company’s shareholders; and (iii) following a Change in Control, the terms and conditions of deferrals under the Plan may not be changed to the detriment of any Participant without such Participant’s written consent.
XII. Governing Law
     The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Texas and applicable Federal law.
XIII. Other Benefit and Compensation Programs
     Unless otherwise specifically provided to the contrary in the relevant plan, program or practice, Awards received by Participants under the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of calculating payments or benefits under any other Company benefit plan, program or practice or any severance policy of the Company. Further, the Company may adopt other compensation programs, plans or arrangements for employees below the level of Senior Executive Officer as it deems necessary and appropriate.
XIV. Successors and Assigns
     The Plan shall be binding on all successors and assigns of a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.
XV. Effective Date and Term
     At the 2001 annual meeting of the Company’s shareholders, the shareholders approved extending the term of the Plan until November 5, 2005. The Board has approved extending the term of the Plan until March 1, 2011 subject to approval by the Company’s shareholders at the annual meeting held in 2006. If the shareholders of the Company shall fail to approve the extension of the term of this Plan, this Plan shall terminate and cease to be of any further force or effect as of November 7, 2005. After termination of the Plan, no future Awards may be granted but previously outstanding Awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

XVI. Interpretation
     The Plan is designed to comply with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner consistent with that intent.
XVII. Change in Capitalization
     In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment may be made in the aggregate number and/or kind of Shares or other property reserved for issuance under the Plan, as may be determined by the Committee in its sole discretion. Such other equitable substitutions or adjustments may be made as determined by the Committee in its sole discretion. “Change in Capitalization” means any increase, reduction, change or exchange of Shares for a different number or kind of shares or other securities or property by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise; or any other corporate action, such as declaration of a special dividend, that affects the capitalization of the Company.

Appendix D
AMENDED AND RESTATED
COOPER INDUSTRIES, LTD.
DIRECTORS’ STOCK PLAN
(As Amended and Restated February 14, 2006)
1.	Purpose and Authorized Shares.
1.1 The purpose of this Directors’ Stock Plan (the “Plan”) is to align more closely the interests of the nonemployee directors of Cooper Industries, Ltd. (the “Company”) with the interests of the Company’s shareholders and to attract, motivate and retain experienced and knowledgeable directors. Accordingly, the Company will distribute shares, restricted stock units exchangeable for shares, or options to purchase shares, of Common Stock of the Company to nonemployee directors on the terms and conditions set forth in this Plan.
1.2 The total number of shares of Common Stock available for issuance under this Plan is 400,000 shares in the aggregate, subject to adjustment pursuant to Section 12. The 400,000 shares available for issuance consist of 200,000 shares previously approved by the shareholders at the 1996 annual meeting and 200,000 shares being submitted for approval by shareholders at the 2006 annual meeting. Shares available for issuance under this Plan may be authorized and unissued shares or shares held by any of the Company’s subsidiaries, as the Company may determine from time to time. Any shares that have been subject to an option which for any reason expires or is terminated unexercised, and any shares that have been subject to restricted stock units that do not vest, shall again be available for grants of options or for exchange of restricted stock units.
2.	Definitions. As used in the Plan:
2.1 “Board” means the Board of Directors of the Company.
2.2 For all purposes of the Plan, a “Change in Control” shall have occurred if any of the following events shall occur:
     (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (c) below; or
     (b) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or
     (c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which results in the directors of the Company immediately prior to such merger or consolidation continuing to constitute at least a majority of the Board of Directors of the Company, the surviving entity or any parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the

Company or its Affiliates) representing 25% or more of the combined voting power of the Company’s then outstanding securities; or
     (d) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
     (e) For purposes of this Section 2.2, “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act; and “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) any individual, entity or group whose ownership of securities of the Company is reported on Schedule 13G pursuant to Rule 13d-1 promulgated under the Exchange Act (but only for so long as such ownership is so reported).
2.3 “Change in Control Price” means the higher of (i) the Fair Market Value on the date of determination of the Change in Control or (ii) the highest price per share actually paid for the Common Stock in connection with the Change in Control of the Company.
2.4 “Common Stock” means the Class A common shares, par value $0.01 a share, of the Company.
2.5 “Deferral Election” shall have the meaning set forth in Section 5 hereof.
2.6 “Deferred Shares” shall have the meaning set forth in Section 5 hereof.
2.7 “Deferred Share Account” shall have the meaning set forth in Section 5 hereof.
2.8 “Dividend Equivalents” shall have the meaning set forth in Section 7 hereof.
2.9 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
2.10 “Fair Market Value” of a share of Common Stock, as of any date, means the average of the high and low sales prices of a share of Common Stock as reported on the Stock Exchange composite tape on the applicable date, provided that if no sales of Common Stock were made on the Stock Exchange on that date, the average of the high and low prices as reported on the composite tape for the preceding day on which sales of Common Stock were made.
2.11 “Grant Date” shall mean the day on which the Annual Meeting of Shareholders commences.
2.12 “Participant” means a member of the Board who is not an officer or employee of the Company or any of its subsidiaries.
2.13 “Restricted Stock Award” shall have the meaning set forth in Section 4 hereof.
2.14 “Restricted Stock Unit” shall have the meaning set forth in Section 6 hereof.
2.15 “Stock Award” shall have the meaning set forth in Section 4 hereof.
2.16 “Stock Exchange” means the New York Stock Exchange, Inc. (“NYSE”) or, if the Common Stock is no longer included on the NYSE, then such other market price reporting system on which the Common Stock is traded or quoted.

2.17 “Voting Stock” means securities entitled to vote in an election of directors of the Company.
3.	Administration.
3.1 This Plan shall be, to the maximum extent possible, self-effectuating. This Plan shall be construed, interpreted and, to the extent required, administered by the Board or a committee appointed by the Board to act on its behalf under this Plan. Notwithstanding the foregoing, no Director shall participate in any decision relating solely to his or her benefits. Subject to the foregoing, the Board may resolve any questions and make all other determinations and adjustments required by this Plan, maintain all the necessary records for the administration of the Plan, and provide forms and procedures to facilitate the implementation of this Plan.
3.2 Any determination of the Board or committee made in good faith shall be conclusive. In performing its duties, the Board or the committee shall be entitled to rely on public records and on information, opinions, reports or statements prepared or presented by officers or employees of the Company or other experts believed to be reliable and competent. The Board or the committee may delegate ministerial, bookkeeping and other nondiscretionary functions to individuals who are officers or employees of the Company.
4.	Award of Stock and Restricted Stock Units. Each Participant shall receive annually on the Grant Date an award of 500 shares of Common Stock (a “Stock Award”) and 1,000 Restricted Stock Units (a “Restricted Stock Award”) for services to be provided by the Participant as a Director from the Grant Date until the next Annual Meeting of the Shareholders. Any Participant who is newly elected or appointed to the Board after the Grant Date shall receive, on the first business day of the first quarter following his or her election or appointment as a director, a pro rata award for the year he or she is elected or appointed. For example, if the Company has four regular Board meetings during the year, the pro rata award to a newly elected or appointed Participant would be as follows:
(a) if elected or appointed at or before the first regular Board meeting following the Grant Date, an award of 375 shares of Common Stock and 750 Restricted Stock Units on the date of his or her election or appointment to the Board; or
(b) if elected or appointed at or before the second regular Board meeting following the Grant Date, an award of 250 shares of Common Stock and 500 Restricted Stock Units on the date of his or her election or appointment to the Board; or
(c) if elected or appointed at or before the third regular Board meeting following the Grant Date, an award of 125 shares of Common Stock and 250 Restricted Stock Units on the date of his or her election or appointment to the Board.
A Participant shall not be required to make any payment for any shares or Restricted Stock Units delivered under this Section 4, other than services rendered as a Director. Upon delivery of shares of Common Stock, the recipient shall have the entire beneficial ownership interest in, and all rights and privileges of an owner as to those shares, including the right to vote the shares and to receive dividends thereon.
5.	Deferral Election.
5.1 Prior to the Grant Date, each Participant may make an election to defer the receipt (a “Deferral Election”) of all or any percentage of the Stock Award otherwise payable to such Participant pursuant to Section 4 hereof. In such event, the Company shall credit to an account (a “Deferred Share Account”) maintained on behalf of such Participant, as of the date on which the shares would otherwise be transferred hereunder, the shares of Common Stock deferred (“Deferred Shares”). Any Deferral Election shall be in writing, shall specify the percentage of shares to be deferred, and shall be irrevocable for the Stock Award for which the Deferral Election is made. Notwithstanding the foregoing, any Participant who is newly elected or appointed to the Board after the Grant Date may make the election under this Section 5 on the date of his or her election or appointment to the Board with respect to the percentage of the new Participant’s pro-rata Stock Award that is to be deferred.

5.2 Deferred Shares will be distributed in whole shares of Common Stock and cash in lieu of fractional shares. At the time of the Deferral Election, the Participant shall elect to receive the Deferred Shares in either a lump sum or in no more than 10 substantially equal annual installments. The lump sum will be paid on either (i) the March 1 following the calendar year that the Participant ceased to serve on the Board or (ii) a date designated by the Participant on the Deferral Election. Installment payments shall commence on the March 1 following the calendar year that the Participant ceased to serve on the Board and shall continue on each March 1 until all Deferred Shares are distributed. All Deferral Elections are subject to Section 13 of this Plan.
5.3 In the event of the Participant’s death before distribution of all of his or her Deferred Shares, the balance of the Deferred Shares shall be distributed in a lump sum to the beneficiary or beneficiaries designated in writing by the Participant, or if no designation has been made, to the estate of the Participant.
6.	Restricted Stock Units.
6.1 Each Restricted Stock Unit represents the right to receive one share of Common Stock upon the Participant ceasing to serve on the Board for any reason (“Restricted Stock Unit”). A Participant cannot exchange his or her Restricted Stock Units for shares of Common Stock prior to such Participant ceasing to serve on the Board. The Company shall maintain on behalf of each Participant an account listing the Restricted Stock Units granted to such Participant. Restricted Stock Units shall vest on a pro rata basis upon each regular Board meeting during the year following the Grant Date for such Restricted Stock Units. For example, if the Company has four regular Board meetings during the year, 250 Restricted Stock Units would vest upon each regular Board meeting following the Grant Date. When a Participant ceases his or her service on the Board for any reason including, without limitation, death or retirement in accordance with the Board’s retirement policy, such Participant shall forfeit any unvested Restricted Stock Units.
6.2 Shares issued in exchange for Restricted Stock Units will be distributed in whole shares and cash in lieu of fractional shares. Prior to the Grant Date, each director shall elect to receive the shares issuable upon the exchange of his or her Restricted Stock Units in either a lump sum or in no more than 10 substantially equal annual installments. Each such election shall be in writing and shall be irrevocable for the Restricted Stock Award for which the election is made. The lump sum will be paid on the March 1 following the calendar year that the Participant ceases to serve on the Board. Installment payments shall commence on the March 1 following the calendar year that the Participant ceases to serve on the Board and shall continue on each March 1 until all shares issuable upon the exchange for such Participant’s Restricted Stock Units are distributed. All Restricted Stock Units are subject to Section 13 of this Plan.
6.3 In the event of the Participant’s death before distribution of all of the shares issuable upon exchange of the Participant’s vested Restricted Stock Units, the balance of such shares shall be distributed in a lump sum to the beneficiary or beneficiaries designated in writing by the Participant, or if no designation has been made, to the estate of the Participant.
7.	Dividend Equivalents. Deferred Shares and Restricted Stock Units shall be credited with an amount equal to the dividends that would have been paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents shall be credited (i) as of the payment date of such dividends, and (ii) only with respect to Deferred Shares and Restricted Stock Units credited to such Participant prior to the record date of the dividend. When credited, Dividend Equivalents shall be converted into an additional number of Deferred Shares or Restricted Stock Units, as applicable, as of the payment date of the dividend, based on the Fair Market Value on such payment date. Such Deferred Shares or Restricted Stock Units shall thereafter be treated in the same manner as any other Deferred Shares or Restricted Stock Units, respectively, under the Plan.

8.	Rights as a Shareholder. Except as otherwise expressly provided herein with respect to Dividend Equivalents, a Participant shall have no rights as a shareholder of the Company with respect to any Deferred Shares or Restricted Stock Units until he or she becomes the holder of record of such shares.

9.	Vesting. A Participant shall be 100% vested in his or her Deferred Share Account at all times. A Participant shall be vested in his or her Restricted Stock Units as provided in Section 6.1 hereof.

10.	Award of Stock Options. Each Participant shall receive annually on the Grant Date a nonqualified option to purchase 2,000 shares of Common Stock upon the terms and conditions set forth in this Plan.

11.	Terms and Conditions of Options.
11.1 The option exercise price shall be the Fair Market Value on the Grant Date.
11.2 The option shall become fully exercisable on the third anniversary of the Grant Date. If, prior to the third anniversary of the Grant Date, the Participant ceases to be a Director of the Company for any reason other than death or retirement in accordance with the Board’s retirement policy, the option rights shall terminate immediately. If the Participant dies while serving as a Director of the Company or retires in accordance with the Board’s retirement policy, all outstanding options shall become fully exercisable immediately.
11.3 The duration of stock options shall be 10 years from the Grant Date.
11.4 Options may be exercised in whole or in part by delivering to the Company at its principal executive office (directed to the attention of the Secretary or Assistant Secretary) a written notice, signed by the Participant or by the Participant’s executor, administrator or a person entitled by will or the laws of descent and distribution to exercise the option, as the case may be, of the election to exercise the option and stating the number of shares in respect of which it is then being exercised. The option shall be deemed exercised as of the date the Company receives such notice. Payment of the exercise price shall be made in cash or with shares of Common Stock or a combination of both delivered at the time that an option, or any part thereof, is exercised.
     No shares shall be issued pursuant to the exercise of an option until full payment therefor is received. Common Stock used as payment shall have been owned by the Participant not less than six months preceding the date the option is exercised and shall be valued at its Fair Market Value.
11.5 An option may be exercised only by the Participant or, in the case of the Participant’s death, by the executor or administrator of the Participant’s estate or by the person who acquired the right to exercise such option by bequest or inheritance. After the Participant ceases to be a member of the Board, vested options may be exercised for the remaining term of the option or for a period of five years, whichever is less.
11.6 An option shall not be transferable by the Participant other than by will or by the laws of descent and distribution.
12.	Changes in Common Stock. In the event of any change in the number of outstanding shares by reason of any stock dividend, stock split, recapitalization, merger, consolidation, exchange of shares or other similar corporate change, the following shall be adjusted appropriately to reflect such change: (i) the number of shares available for issuance under the Plan; (ii) the number of shares and Restricted Stock Units awarded pursuant to Section 4; (iii) the number of shares credited to a Deferred Share Account pursuant to Section 5; (iv) the number of Restricted Stock Units credited to a Participant’s account pursuant to Section 6; (v) the number of shares granted in each option pursuant to Section 10; (vi) the number of shares subject to outstanding options; and (vii) the option exercise price per share.

13.	Change in Control. In the event of a Change in Control, all outstanding options shall vest automatically, all outstanding options shall be canceled and the Company shall make a payment in cash to each Participant with an outstanding option, within 10 days after the effective date of the Change in Control, in an amount equal to the excess of the Change in Control Price over the option exercise price times the number of shares subject to the outstanding options. Upon a Change in Control, all Deferred Shares, to the extent credited prior to the Change in Control, shall be issued immediately, or if the Common Stock is no longer trading on the Stock Exchange, shall be paid immediately in cash. Upon a Change in Control, all Restricted Stock Units shall be converted into unrestricted shares of Common Stock and issued immediately, or if the Common Stock is no longer trading on the Stock Exchange, shall be paid immediately in cash. For purposes of this Section 13, the cash equivalent value of a Deferred Share or a Restricted Stock Unit shall be the Change in Control Price. Notwithstanding the foregoing, (i) at the Company’s option, the Company may issue shares in lieu of making a cash payment with respect to outstanding stock options if the payment of cash would have the adverse effect of preventing a pooling of interest transaction that was approved by the Board of Directors, or (ii) in the event of a corporate merger, consolidation, exchange of shares or other similar corporate change, the Board of Directors shall be authorized to issue or assume stock options by means of a substitution of new options for previously issued options or an assumption of previously issued options.
14.	Amendment and Termination. The Board may, from time to time, amend or terminate the Plan; provided, however, that no amendment or termination shall adversely affect the rights of any Participant without his or her consent with respect to outstanding options, and no amendment shall be effective prior to approval by the Company’s shareholders to the extent such approval is then required pursuant to applicable stock exchange rules or SEC regulations, including Rule 16b-3 under the Exchange Act in order to preserve the exemptions provided by Rule 16b-3. In addition, the provisions of this Plan that determine the amount, price or timing of awards shall not be amended more than once every six months (other than as may be necessary to conform to any applicable changes in the Internal Revenue Code of 1986, as amended or the rules thereunder), unless such amendment is consistent with Rule 16b-3.

15.	Effective Date. This Plan, as amended and restated as of February 14, 2006, shall be effective on the date shareholder approval is obtained and shall continue for a period of 10 years until April 30, 2016. After termination of the Plan, no future awards may be granted but previously outstanding awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

16.	Interpretation. It is the intent of the Company that this Plan satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3 under the Exchange Act so that Participants will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. Any contrary interpretation shall be avoided.

17.	Government and Other Regulations. The obligations of the Company to deliver shares under the Plan shall be subject to all applicable laws, rules and regulations and such approvals by any government agency as may be required, including, without limitation, compliance with the Securities Act of 1933, as amended.

18.	No Right to Continue as a Director. Nothing contained in this Plan shall be deemed to confer upon any Participant any right to continue as a Director of the Company.

19.	Governing Law. To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant thereto, shall be governed by the laws of the State of Texas.

Proxy — Cooper Industries, Ltd.

Proxy for Annual Meeting of Shareholders
April 25, 2006
Solicited on Behalf of the Board of Directors
The undersigned shareholder of Cooper Industries, Ltd. (“Cooper”) appoints Diane K. Schumacher and Terrance V. Helz, or either of them, proxies, with full power of substitution, to vote all shares of stock that the shareholder would be entitled to vote if present at the Annual Meeting of Shareholders of Cooper on Tuesday, April 25, 2006, at 11:00 a.m. (Central Time) at Cooper’s corporate office, Main Conference Room, 54th Floor, Chase Tower, 600 Travis Street, Houston, Texas, and at any adjournments or postponements thereof, with all powers the shareholder would possess if present. The shareholder hereby revokes any proxies previously given with respect to such meeting.
THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR (IVOR J. EVANS, KIRK S. HACHIGIAN AND JAMES R. WILSON), FOR PROPOSALS 2, 3 AND 4, AGAINST PROPOSAL 5, AND IN THE DISCRETION OF THE PROXIES ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
This card also constitutes voting instructions for any shares held for the shareholder in Cooper’s Dividend Reinvestment and Stock Purchase Plan and the Cooper Industries Retirement Savings and Stock Ownership Plan, as well as any shares acquired through Cooper’s Employee Stock Purchase Plan that are being held in a book-entry account at Computershare Trust Company, N.A., as described in the Notice of Meeting and Proxy Statement.
(Please date and sign on the reverse side)

HOW TO RECEIVE YOUR ANNUAL REPORT AND PROXY STATEMENT ON-LINE
You may receive future Cooper Industries, Ltd. annual reports and proxy statements on-line on the Internet by submitting your consent to Cooper. This will save Cooper postage and printing expenses and make information available to you faster. If you have already consented to receive future annual reports and proxy statements on-line, no action is necessary because your consent remains effective until you change or revoke your consent.
Most shareholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. If you are a registered shareholder and you wish to consent to Internet delivery of future annual reports and proxy statements, follow the instructions set forth below.
•	Log onto the Internet and go to the website: http://www.econsent.com/cbe (If you are voting your shares this year using the Internet, you can link to this website directly from the website where you vote your shares.)

•	Follow the instructions provided.
If you are not a registered shareholder and you wish to consent to Internet delivery of future annual reports and proxy statements, please contact the bank, broker or other holder of record through which you hold your shares and inquire about the availability of such option for you.
If you consent, when Cooper’s 2006 Annual Report and the Proxy Statement for the 2007 Annual Meeting of Shareholders become available, you will be notified by e-mail on how to access them on the Internet.
If you do elect to receive your Cooper materials via the Internet, you can still request paper copies by contacting Cooper Industries, Ltd. at 600 Travis, Suite 5800, Houston, Texas 77002-1001, Attn: Investor and Public Affairs Department. Also, you may change or revoke your consent at any time by going to the above website and following the applicable instructions.

Telephone and Internet proxy voting is permitted under the laws of the jurisdiction in which Cooper is incorporated. Your telephone or Internet vote authorizes the proxies named on the proxy card to vote your shares in the same manner as if you marked, signed, and returned your proxy card.
Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Voting by telephone or through the Internet are cost-effective ways to vote your shares.
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 12:00 midnight New York time on April 24, 2006.
THANK YOU FOR VOTING

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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card
A Election of Directors    PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
The Board of Directors recommends a vote FOR the listed nominees.
1. Election of Directors.

	For	Withhold
01 – I.J. Evans	☐	☐
02 – K.S. Hachigian	☐	☐
03 – J.R. Wilson	☐	☐
B Issues

The Board of Directors recommends a vote FOR proposals 2, 3 and 4.	The Board of Directors recommends a vote AGAINST proposal 5.

		For	Against	Abstain			For	Against	Abstain
		☐	☐	☐			☐	☐	☐
2.	Appoint Ernst & Young LLP as independent				5.	Shareholder proposal requesting Cooper to
	auditors for the year ending 12/31/2006.					implement a code of conduct based on
international labor organization human
3.	Approve the Amended and Restated	☐	☐	☐		rights standards.
Management Annual Incentive Plan.

4.	Approve the Amended and Restated Directors’ Stock Plan.	☐	☐	☐
I plan to attend the meeting. ☐
C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Please sign this proxy exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)